EXHIBIT 10.1.5

Execution Copy

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of September 11, 2025 (this “Amendment”), is by and among THE HAIN CELESTIAL GROUP, INC., a Delaware corporation (the “Company”), each Lender party hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Company, each Subsidiary of the Company from time to time party thereto as a Designated Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Administrative Agent are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of December 22, 2021, as (i) amended by (x) that certain First Amendment to Credit Agreement, dated as of December 16, 2022, (y) that certain Second Amendment to Credit Agreement, dated as of August 22, 2023 and (z) that certain Third Amendment to Credit Agreement, dated as of May 5, 2025, and (ii) modified by that certain Suspension of Rights Agreement, dated as of June 26, 2024, whereby the Company agreed CDOR would no longer be a borrowing option under and pursuant to the Credit Agreement (as further amended, restated, amended and restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company has requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to amend the Credit Agreement in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article 1

AMENDMENTS TO CREDIT AGREEMENT

Effective as of the Fourth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked pages of the Credit Agreement (and to the extent provided in Exhibit A hereto, the exhibits, schedules and appendices to the Credit Agreement) attached hereto as Exhibit A hereto and made a part hereof for all purposes, it being agreed that notwithstanding the foregoing, the amendment to Section 7.11(b) of the Credit Agreement set forth on Exhibit A shall be deemed to have gone into effect on June 30, 2025.

Article 2

CONDITIONS TO EFFECTIVENESS

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This Amendment shall become effective as of the date first above written (such date, the “Fourth Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

2.1
Executed Amendment. The Administrative Agent shall have received a copy of this Amendment, duly executed by the Company, the Required Lenders and the Administrative Agent.
2.2
Default. No Default or Event of Default shall exist immediately prior to and after giving effect to this Amendment.
2.3
Fees, Costs and Expenses.
(a)
The Administrative Agent shall have received from the Company, for the account of each Lender that executes and delivers a signature page hereto to the Administrative Agent by 5:00 p.m. (ET) on or before September 11, 2025 (each such Lender, a “Consenting Lender”), an amendment fee equal to 0.15% of such Consenting Lender’s Total Credit Exposure on the Fourth Amendment Effective Date.
(b)
The Administrative Agent shall have received from the Company such other fees, costs and expenses previously agreed in writing by the Company to be due and payable in connection with this Amendment on or prior to the Fourth Amendment Effective Date.
(c)
Holland & Knight LLP and RPA Advisors, LLC shall each have received from the Company payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment, in each case to the extent such fees and expenses are required to be paid by the Company pursuant to the Credit Agreement or otherwise previously agreed in writing by the Company to be payable in connection with the Amendment and to the extent invoiced to the Company at least two Business Days prior to the Fourth Amendment Effective Date.
2.4
Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
Article 3

MISCELLANEOUS
3.1
Amended Terms. On and after the Fourth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
3.2
Representations and Warranties of the Company. The Company represents and warrants as follows:
(a)
It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

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(b)
This Amendment has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors’ rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.
(c)
No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Company of this Amendment.
(d)
The representations and warranties contained in Article V of the Credit Agreement and in each other Loan Document are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the Fourth Amendment Effective Date and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are (x) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of such earlier date and (y) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of such earlier date.
(e)
As of the Fourth Amendment Effective Date, no event has occurred and is continuing which constitutes a Default or an Event of Default.
(f)
The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
3.3
Reaffirmation of Obligations. The Company, on behalf of itself and each other Loan Party, hereby ratifies the Credit Agreement and each other Loan Document, and acknowledges and reaffirms (a) that each Loan Party is bound by all terms of the Credit Agreement and each such Loan Document applicable to it and (b) that each Loan Party is responsible for the observance and full performance of its respective Obligations.
3.4
Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
3.5
Expenses. The Company agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented fees and expenses of the Administrative Agent’s legal counsel.
3.6
Further Assurances. The Company agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
3.7
Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

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3.8
Counterparts; Delivery. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart.
3.9
GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
3.10
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
3.11
Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:

THE HAIN CELESTIAL GROUP, INC.

By: /s/ Lee A. Boyce_________________________
Name: Lee A. Boyce
Title: Chief Financial Officer

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as the Administrative Agent

By:_/s/ DeWayne D. Rosse________________________

Name: DeWayne D. Rosse

Title: Assistant Vice President

Hain Celestial Group
Fourth Amendment to Credit Agreement

BANK OF AMERICA, N.A.,

as a Lender

By: /s/ Jana L. Baker_______________________________

Name: Jana L. Baker

Title: Senior Vice President

Hain Celestial Group
Fourth Amendment to Credit Agreement

CITIZENS BANK, N.A.,

as a Lender

By: /s/ Michael DeVivo____________________________

Name: Michael De Vivo

Title: Director

Hain Celestial Group
Fourth Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL

ASSOCIATION,

as a Lender

By: /s/ Michael Zick_______________________________

Name: Michael Zick

Title: Executive Director

Hain Celestial Group
Fourth Amendment to Credit Agreement

COBANK, ACB,

as a Lender

By: /s/ Bentley Hodges_____________________________

Name: Bentley Hodges

Title: Vice President

Hain Celestial Group
Fourth Amendment to Credit Agreement

BMO BANK N.A.,

as a Lender

By: /s/ Lauren Buysse_____________________________

Name: Lauren Buysse

Title: Managing Director

Hain Celestial Group
Fourth Amendment to Credit Agreement

COÖPERATIEVE RABOBANK U.A.,

NEW YORK BRANCH,

as a Lender

By: /s/ Irene Stephens_____________________________

Name: Irene Stephens

Title: Executive Director

By: /s/ Elizabeth Kleopoulos________________________

Name: Elizabeth Kleopoulos

Title: Vice President

Hain Celestial Group
Fourth Amendment to Credit Agreement

FARM CREDIT EAST, ACA,

as a Lender

By: /s/ Eric Pohlman_____________________________

Name: Eric Pohlman

Title: Vice President

Hain Celestial Group
Fourth Amendment to Credit Agreement

JPMorgan Chase Bank, N.A.,

as a Lender

By: /s/ Scott W. Downs_____________________________

Name: Scott W. Downs

Title: Vice President

Hain Celestial Group
Fourth Amendment to Credit Agreement

TD BANK, N.A.,

as a Lender

By: /s/ Uk-Sun Kim_____________________________

Name: Uk-Sun Kim

Title: Senior Vice President

Hain Celestial Group
Fourth Amendment to Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION

as a Lender

By: /s/ Dennis Tybor_____________________________

Name: Dennis Tybor (23307)

Title: Senior Vice President

Hain Celestial Group
Fourth Amendment to Credit Agreement

BARCLAYS BANK PLC,

as a Lender

By: /s/ Ritam Bhalla_____________________________

Name: Ritam Bhalla

Title: Director

Hain Celestial Group
Fourth Amendment to Credit Agreement

AGFIRST FARM CREDIT BANK,

as a Lender

By: /s/ Brandon Waring____________________________

Name: Brandon Waring

Title: VP Capital Markets

Hain Celestial Group
Fourth Amendment to Credit Agreement

~~CONFORMED THROUGH THIRD~~EXHIBIT A TO FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF ~~MAY 5~~SEPTEMBER 11, 2025

Deal CUSIP Number: 40521VAN7

U.S. Revolving Credit Facility CUSIP Number: 40521VAQ0

Global Revolving Credit Facility CUSIP Number: 40521VAP2

Term Facility CUSIP Number: 40521VAR8

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 22, 2021

among

THE HAIN CELESTIAL GROUP, INC.,
as the Company

CERTAIN SUBSIDIARIES OF THE COMPANY
FROM TIME TO TIME PARTY HERETO,
as Designated Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and L/C Issuer,

WELLS FARGO BANK, N.A
and
CITIZENS BANK, N.A.,
as Co-Syndication Agents,

FARM CREDIT EAST, ACA

JPMORGAN CHASE BANK, N.A.

TD BANK, N.A.

COÖPerATIEVE RABOBANK U.A., NEW YORK BRANCH

COBANK, ACB

and

BANK OF MONTREAL,
as Co-Documentation Agents

and

The Other Lenders Party Hereto
_________________________________________________

BOFA SECURITIES, INC.

WELLS FARGO SECURITIES, LLC,

and

CITIZENS BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

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Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms 2

1.02 Other Interpretive Provisions 42

1.03 Accounting Terms 43

1.04 Rounding 43

1.05 Exchange Rates; Currency Equivalents 44

1.06 Additional Alternative Currencies 44

1.07 Change of Currency 45

1.08 Times of Day 45

1.09 Letter of Credit Amounts 45

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans 46

2.02 Borrowings, Conversions and Continuations of Committed Loans 47

2.03 Letters of Credit 49

2.04 Swing Line Loans 56

2.05 Prepayments 59

2.06 Termination or Reduction of Commitments 61

2.07 Repayment of Loans ~~61~~62

2.08 Interest ~~62~~63

2.09 Fees ~~63~~64

2.10 Computations; Retroactive Adjustments 64

2.11 Evidence of Debt ~~64~~65

2.12 Payments Generally; Administrative Agent’s Clawback 65

2.13 Sharing of Payments by Lenders ~~66~~67

2.14 Designated Borrowers 67

2.15 Increase in Commitments ~~68~~69

2.16 Cash Collateral 71

2.17 Defaulting Lenders ~~71~~72

2.18 Designated Lenders ~~73~~74

2.19 Sustainability Adjustments 74

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes 75

3.02 Illegality 79

3.03 Inability to Determine Rates 80

3.04 Increased Costs 83

3.05 Compensation for Losses ~~84~~85

3.06 Mitigation Obligations; Replacement of Lenders 85

3.07 Survival ~~85~~86

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

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4.01 Conditions of Initial Credit Extension ~~85~~86

4.02 Conditions to all Credit Extensions 87

ARTICLE V. REPRESENTATIONS AND WARRANTIES

5.01 Organization and Power ~~87~~88

5.02 Authorization; Enforceable Obligations 88

5.03 Financial Condition; No Material Adverse Effect ~~88~~89

5.04 Taxes 89

5.05 Title to Properties 89

5.06 Litigation ~~89~~90

5.07 Agreements ~~89~~90

5.08 ERISA Compliance ~~89~~90

5.09 Margin Regulations; Investment Company Act ~~90~~91

5.10 Approvals 91

5.11 Subsidiaries and Affiliates 91

5.12 Environmental Compliance 91

5.13 No Default 91

5.14 Permits and Licenses 91

5.15 Compliance with Law 91

5.16 Disclosure ~~91~~92

5.17 Labor Disputes and Acts of God ~~91~~92

5.18 Sanctions and Anti-Corruption Laws 92

5.19 Intellectual Property; Licenses, Etc 92

5.20 EEA Financial Institutions 92

5.21 Covered Entities 92

ARTICLE VI. AFFIRMATIVE COVENANTS

6.01 Financial Statements ~~92~~93

6.02 Certificates; Other Information 93

6.03 Notices ~~94~~95

6.04 Payment of Obligations ~~94~~95

6.05 Preservation of Existence, Etc ~~94~~95

6.06 Maintenance of Properties 95

6.07 Maintenance of Insurance 95

6.08 Compliance with Laws ~~95~~96

6.09 Books and Records ~~95~~96

6.10 Inspection Rights ~~95~~96

6.11 Use of Proceeds 96

6.12 Additional Subsidiary Guarantors; Additional Security 96

6.13 ~~Designation as Senior Debt 96~~[Intentionally Omitted] 97

6.14 Approvals and Authorizations ~~96~~97

6.15 Further Assurances 97

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6.16 Information Regarding Collateral. ~~97~~98

6.17 Post-Closing Date Obligations. ~~97~~98

6.18 Anti-Corruption Laws ~~97~~98

ARTICLE VII. NEGATIVE COVENANTS

7.01 Liens ~~97~~98

7.02 Investments ~~99~~100

7.03 Indebtedness ~~101~~102

7.04 Fundamental Changes 103

7.05 Dispositions ~~103~~104

7.06 Restricted Payments ~~104~~105

7.07 Change in Nature of Business ~~105~~106

7.08 Transactions with Affiliates ~~105~~106

7.09 Burdensome Agreements ~~105~~106

7.10 Use of Proceeds ~~106~~107

7.11 Financial Covenants ~~106~~107

7.12 Accounting Policies and Procedures 107

7.13 ~~Subordinated Indebtedness~~[Intentionally Omitted] 107

7.14 Seller Indebtedness 107

7.15 Sanctions and Anti-Corruption Laws 107

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default ~~107~~108

8.02 Remedies Upon Event of Default ~~109~~110

8.03 Application of Funds 110

8.04 Collateral Allocation Mechanism 111

ARTICLE IX. ADMINISTRATIVE AGENT

9.01 Appointment and Authority ~~111~~112

9.02 Rights as a Lender 112

9.03 Exculpatory Provisions ~~112~~113

9.04 Reliance by Administrative Agent ~~113~~114

9.05 Delegation of Duties 114

9.06 Resignation of Administrative Agent 114

9.07 Non-Reliance on Administrative Agent, the Arranger, the

Sustainability Coordinator and Other Lenders ~~115~~116

9.08 No Other Duties, Etc 116

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding 116

9.10 Collateral and Guaranty Matters ~~117~~118

9.11 Secured Ancillary Agreements 118

9.12 Lender Representations Regarding ~~118~~119

9.13 Recovery of Erroneous Payments ~~119~~120

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ARTICLE X. MISCELLANEOUS

10.01 Amendments, Etc 120

10.02 Notices; Effectiveness; Electronic Communication ~~121~~122

10.03 No Waiver; Cumulative Remedies; Enforcement 123

10.04 Expenses; Indemnity; Damage Waiver 124

10.05 Payments Set Aside 126

10.06 Successors and Assigns 126

10.07 Treatment of Certain Information; Confidentiality ~~130~~131

10.08 Right of Setoff 131

10.09 Interest Rate Limitation 132

10.10 Integration; Effectiveness 132

10.11 Survival of Representations and Warranties 132

10.12 Severability ~~132~~133

10.13 Replacement of Lenders 133

10.14 Governing Law; Jurisdiction; Etc 133

10.15 Waiver of Jury Trial 134

10.16 No Advisory or Fiduciary Responsibility ~~134~~135

10.17 Electronic Execution; Electronic Records; Counterparts 135

10.18 USA PATRIOT Act 136

10.19 U.K. KNOW YOUR CUSTOMER CHECKS 136

10.20 Canadian Anti-Money Laundering Legislation ~~136~~137

10.21 Judgment Currency 137

10.22 Waiver of Sovereign Immunity 137

10.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ~~137~~138

10.24 Effect of Amendment and Restatement of the Existing Credit Agreement 138

10.25 Release of Collateral 139

10.26 Acknowledgement Regarding Any Supported QFCs 139

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SCHEDULES

1.01 Existing Pledges of Foreign Subsidiaries

1.02 Specified Excluded Subsidiaries

2.01 Commitments and Applicable Percentages

5.11 Subsidiaries

6.17 Post-Closing Obligations

7.01 Existing Liens

7.02 Existing Investments

7.03 Existing Indebtedness

7.08 Existing Affiliate Transactions

10.02 Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A Committed Loan Notice

B Swing Line Loan Notice

C Note (Revolving and Term)

D Compliance Certificate

E Assignment and Assumption

F Subsidiary Guaranty

G Company Guaranty

H Designated Borrower Request and Assumption Agreement

I Designated Borrower Notice

J Notice of Loan Prepayment

K U.S. Tax Compliance Certificates

L Funding Indemnity Letter

M Perfection Certificate

v

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of December 22, 2021, among THE HAIN CELESTIAL GROUP, INC., a Delaware corporation (the “Company”), certain wholly-owned Subsidiaries of the Company party hereto pursuant to Section 2.14 (each, a “Designated Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and BANK OF AMERICA, N.A., CANADA BRANCH, as Global Swing Line Lender.

PRELIMINARY STATEMENTS

Pursuant to the Third Amended and Restated Credit Agreement, dated as of February 6, 2018 (as amended by a First Amendment to Third Amended and Restated Credit Agreement dated as of November 7, 2018, as further amended by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of February 6, 2019, as further amended by that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of May 8, 2019, as further amended by that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of November 6, 2019, as further amended by that certain Fifth Amendment to Third Amended and Restated Credit Agreement dated as of September 17, 2021, and as further amended, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Agreement”), among the Company, Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer, Bank of America Merrill Lynch International Designated Activity Company, as Global Swing Line Lender and the other lenders from time to time party thereto (the “Existing Lenders”), the Existing Lenders agreed to make extensions of credit to the Company and its Subsidiaries on the terms and conditions set forth therein, including making loans (the “Existing Loans”) to the Company and its Subsidiaries, and the L/C Issuer agreed to issue Letters of Credit (the “Existing Letters of Credit”) to the Company and its Subsidiaries on the terms and conditions set forth therein.

The Company has requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Company and its Subsidiaries pursuant to the terms of this Agreement, and the Lenders (including certain of the Existing Lenders) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that (a) the commitments which the Existing Lenders have agreed to extend to the Borrowers under the Existing Credit Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement; and (b) the Existing Loans, all Letters of Credit (including the Existing Letters of Credit) and other Obligations (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained in this Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (each of which shall hereafter have no further effect upon the parties thereto, other than for accrued and unpaid fees and expenses, and indemnification obligations, if any, accrued and owing, under the terms of the Existing Credit Agreement on or prior to the Closing Date or arising (in the case of indemnification) under the terms of the Existing Credit Agreement). Furthermore, and in connection with the foregoing, the Company has requested that the Lenders provide a term loan facility, and the Lenders have indicated their

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willingness to lend under such a term loan facility, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree to amend and restate the Existing Credit Agreement, and the Existing Credit Agreement is hereby amended and restated in its entirety, as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS
1.01
Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Acquisition” means any acquisition (whether by merger, amalgamation or otherwise) by the Company or any Subsidiary of more than 50% of the outstanding Equity Interests of a Person which is engaged in a line of business similar or complementary to the business of the Company or such Subsidiary (or reasonable extensions thereof) or the purchase of all or substantially all of the assets owned by such Person or a line of business or brand of such Person.

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreed Currency” means Dollars or any Alternative Currency, as applicable.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Agreement Currency” has the meaning specified in Section 10.21.

“Alternative Currency” means each of Euro, Sterling, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06; provided that, for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
(a)
denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and
(b)
denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06; in each case in consultation with the Company;

provided that if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Daily Rate Loan” means a Loan (other than a Global Swing Line Loan) that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension (other than a Global Swing Line Loan):

(c)
denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(d)
denominated in Canadian dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) on the Rate Determination Date with a term equivalent to such Interest Period;
(e)
denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06, in each case in consultation with the Company;

provided that if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Ancillary Obligations” means any and all Obligations arising under any Secured Ancillary Agreement.

“Applicable Authority” means with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.

“Applicable Percentage” means:

(a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such Term Lender’s Term Loans at such time;

(b) in respect of the U.S. Revolving Credit Facility, with respect to any U.S. Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the U.S. Revolving Credit Facility represented by such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17; and

(c) in respect of the Global Revolving Credit Facility, with respect to any Global Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Global Revolving Credit Facility represented by such Global Revolving Credit Lender’s Global Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17.

If the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the U.S. Revolving Credit Facility or the Global Revolving Credit Facility, as the case may be, shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the U.S. Revolving Credit Facility or the Global Revolving Credit Facility, as the case may be, most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, in respect of each Facility, a rate per annum equal to (i) ~~3.00~~4.00% in respect of Term SOFR Loans, Alternative Currency Loans, Global Swing Line Loans and Letters of Credit, (ii) ~~2.00~~3.00% in respect of Base Rate Loans and (iii) 0.250% in respect of the Commitment Fee.

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.14.

“Appropriate Lender” means, at any time, (a) with respect to a Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time; (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the U.S. Revolving Credit Lenders; (c) with respect to the U.S. Swing Line Sublimit, (i) the U.S. Swing Line Lender and (ii) if any U.S. Swing Line Loans are outstanding pursuant to Section 2.04(a), the U.S. Revolving Credit Lenders; and (d) with respect to the Global Swing Line Sublimit, (i) the Global Swing Line Lender and (ii) if any Global Swing Line Loans are outstanding pursuant to Section 2.04(a), the Global Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate or branch of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, BofA Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Wells Fargo Securities, LLC, and Citizens Bank, N.A. each in its capacity as joint lead arranger and joint bookrunner.

“Asset Sale Prepayment Amount” has the meaning specified in Section 2.06(b)(iii).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended June 30, 2021, and the related consolidated statements of comprehensive income, stockholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto, audited by Ernst & Young LLP, independent auditors.

“Auditor” has the meaning specified in Section 6.01(a).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iv).

“Availability Period” means, in respect of the Revolving Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving

Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:

(a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro or a Global Swing Line Loan (Euro), any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan or Global Swing Line Loan (Euro), as applicable, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan or Global Swing Line Loan (Euro), as applicable, means a Business Day that is also a TARGET Day;

(b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling or a Global Swing Line Loan (Sterling), means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and

(c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro or Sterling in respect of an Alternative Currency Loan denominated in a currency other than Euro or Sterling, or any other dealings in any currency other than Euro or Sterling to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 8.04.

“CAM Exchange Date” means the date on which any Event of Default referred to in Section 8.01(f) shall occur.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar amount of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate amount of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange Date.

“Canadian Anti-Money Laundering Legislation” means the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the United Nations Act (Canada), and any regulations thereunder.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Borrower” means a Designated Foreign Borrower organized or existing under the laws of Canada or one of the provinces or territories of Canada.

“Canadian Prime Rate” means, for any day a fluctuating rate of interest per annum equal to the greater of (a) the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans made by it in Canadian Dollars in Canada to its Canadian borrowers; and (b) the average CDOR Rate for a 30-day term plus ½ of 1% per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person. Such prime rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Capital Lease” means, with respect to any Person, as of any date of determination, any lease of any property by such Person that has been or is required to be, in accordance with GAAP (subject to Section 1.03(b)), recorded, classified and accounted for as a capitalized lease.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer, U.S. Swing Line Lender or Global Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or a Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer, the U.S. Swing Line Lender or the Global Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens, including Liens created under the Collateral Documents):

(a) Dollars, Euro, Sterling, Australian dollars, Swiss francs, Canadian Dollars, Japanese yen or such other currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom or (iii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States, the United Kingdom or such member nation of the European Union is pledged in support thereof;

(c) time deposits or demand deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus and undivided profits of not less than $500,000,000 (or the Dollar Equivalent as of the date of determination) (any such bank, an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a Person rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with an Approved Bank, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom or (iii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P and P-2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;

(f) marketable short-term money market and similar highly liquid funds either (i) having combined capital and surplus and undivided profits of not less than $500,000,000 (or the Dollar Equivalent as of the date of determination) or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service), in each case, maturing within 12 months after the date of creation thereof;

(g) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;

(i) in the case of any Foreign Subsidiary, liquid investments made by such Foreign Subsidiary in the ordinary course of managing its surplus cash position in investments of comparable terms and credit quality as those described in clauses (a) through (h) above.

“Cash Management Agreement” means any agreement and other arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, cash pooling arrangements, netting services and other cash management or treasury arrangements.

“Cash Management Bank” means any Person that (a) has entered into a Cash Management Agreement with any Loan Party or any Subsidiary of a Loan Party prior to the Closing Date, if (i) such Person is a Lender or an Affiliate or branch of a Lender, in its capacity as a party to such Cash Management Agreement, as of the Closing Date and (ii) such Cash Management Agreement was a Secured Cash Management Agreement pursuant to the Existing Credit Agreement; or (b) enters into a Cash Management Agreement with any Loan Party or any Subsidiary of a Loan Party on or after the Closing Date, if such Person is a Lender or an Affiliate or branch of a Lender, in its capacity as a party to such Cash Management Agreement, at the time it enters into such Cash Management Agreement.

“CDOR” has the meaning specified in clause (b) of the “Alternative Currency Term Rate”.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any

Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which an event or series of events by which any “person” or “group” becomes the “beneficial owner” directly or indirectly, of 40% or more of the combined voting power of all securities of the Company entitled to vote for members of the board of directors of the Company.

For purposes of this definition, including other defined terms used herein in connection with this definition and notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the date hereof, (ii) the phrase Person or group is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or group or its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) a Person or group shall not be deemed to beneficially own Equity Interests to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” or similar terms referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral and Guarantee Requirement” means, at any time on and after the Closing Date, the requirement that:

(a) the Administrative Agent shall have received (i) from the Company and each Domestic Subsidiary (other than an Excluded Subsidiary), as applicable, (x) on the Closing Date, a counterpart of the Company Guaranty or the Subsidiary Guaranty, as applicable, duly executed and delivered on behalf of such Person and (y) in the case of any Person that becomes a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Subsidiary Guaranty, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) from the Company and each Subsidiary Guarantor, as applicable, (x) on the Closing Date, a counterpart of the Security Agreement duly executed and delivered on behalf of such Person and (y) in the case of any Person that becomes a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with, in the case of each of clauses (a)(i)(y) and (a)(ii)(y), documents of the type referred to in

Section 4.01(a)(iv), and, to the extent reasonably requested by the Administrative Agent, opinions of the type referred to in Section 4.01(a)(v);

(b) (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than Equity Interests constituting Excluded Assets) directly owned by a Loan Party shall have been pledged pursuant to the Security Agreement and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary (other than Equity Interests constituting Excluded Assets) directly owned by a Loan Party shall have been pledged pursuant to the Security Agreement (and, in each of the foregoing cases, the Administrative Agent shall have received any certificates or other instruments representing such Equity Interests (other than any such Equity Interests in a Person that is not a Subsidiary of the Company), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(c) if any Indebtedness for borrowed money of the Company or any Subsidiary in a principal amount of $5,000,000 or more is owing by such obligor to any Loan Party and such Indebtedness is evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Security Agreement (and, to the extent required by the Security Agreement, the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank); and

(d) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Agreement, applicable Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation, perfection (or reaffirmation) of pledges of or security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guaranties by any Subsidiary, if, and for so long as and to the extent that the Administrative Agent and the Company reasonably agree in writing that the cost of creating or perfecting (or reaffirming) such pledges or security interests in such assets, or obtaining such title insurance, surveys, legal opinions or other deliverables in respect of such assets, or providing such Guaranties (taking into account any adverse Tax consequences to the Company and its Subsidiaries (including the imposition of withholding or other material Taxes)), shall be excessive in relation to the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Agreement as in effect on the Closing Date, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements (other than certificated securities), (d) no perfection actions shall be required with respect to vehicles and other assets subject to certificates of title, (e) no perfection actions shall be required with respect to commercial tort claims with a value less than $5,000,000 individually, and other than the filing of UCC financing statements no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $5,000,000 individually, (f) other than (i) as required by Section 6.12 for any Designated Foreign Borrower and (ii) with respect to pledges of Equity Interests of Foreign Subsidiaries existing as of the Closing Date and set forth on Schedule 1.01, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any foreign Intellectual Property) or to perfect any security interests in any such assets, (g) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements) with a value less than $5,000,000 individually, (h) no Loan Party shall be required to deliver or obtain any landlord lien waivers, estoppel certificates or collateral access agreements or letters, (i) no Loan Party shall be required to deliver or obtain a mortgage in respect of fee-owned or leased real property, (j) no actions shall be required to enter into any source code escrow arrangement or register any Intellectual Property and (k) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time or waivers for the creation and perfection of security interests in or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, or other similar agreements delivered to the Administrative Agent pursuant to the Collateral and Guarantee Requirement, Section 6.12, or Section 6.17 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Commitment and/or a Term Commitment, as the context may require.

“Commitment Fee” means the U.S. Commitment Fee and/or Global Commitment Fee, as the context may require.

“Committed Borrowing” means a U.S. Revolving Credit Borrowing, a Global Revolving Credit Borrowing or a Term Borrowing, as the context may require.

“Committed Loan” means a U.S. Revolving Credit Loan, a Global Revolving Credit Loan or a Term Loan, as the context may require.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed or delivered, as applicable, by a Responsible Officer of the Company.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means the Third Amended and Restated Company Guaranty, dated as of the Closing Date and made by the Company in favor of the Administrative Agent.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA, EURIBOR, CDOR, €STR or any proposed Successor Rate, as applicable, for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “SONIA”, “EURIBOR”, “CDOR” or “€STR”, and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document), in each case in consultation with the Company.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of the Company and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated Assets” means, as of any date of determination, total assets of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income (Net Loss) for such period, plus: (a) the following to the extent deducted in calculating such Consolidated Net Income (Net Loss) (and without duplication): (i) depreciation, depletion, if any, and amortization expense for such period; (ii) interest expense for such period; (iii) provision for taxes based on income, profits, revenue or capital, including federal, foreign, state, local and provincial income, franchise, excise, value added and similar taxes based on income, profits, revenue, gross receipts or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds); (iv) other non-cash charges for such period; (v) non-cash restructuring charges and non-cash asset impairment charges; (vi) charges arising from adjustments to and finalization of any contingent payments which have been paid or are or will become payable in connection with any acquisition; (vii) reasonable and customary charges which arise from the existence and subsequent write-off of duplicative facilities directly related to an acquisition (including by way of merger or amalgamation) consummated by the Company or any Subsidiary (whether such facilities were owned or operated by the Company, such Subsidiary or the Person acquired); (viii) out-of-pocket third party costs and expenses (including any transaction or retention bonus or similar payment, earnout, contingent consideration or purchase price adjustment) incurred by the Company or any Subsidiary in such period in connection with acquisitions and dispositions, debt incurrences, repayments or amendments thereto, equity issuances or other strategic transactions (including transactions undertaken but not completed); (ix) any non-cash charges which result from any change in accounting principles or methods; (x) extraordinary, unusual or non-recurring items (including litigation related expenses and settlements); (xi) proceeds from business interruption insurance received by the Company or any of its Subsidiaries in such period in an amount representing the earnings for such period that such proceeds are intended to replace (to the extent (x) not reflected as revenue or income in Consolidated Net Income (Net Loss) and (y) that the related loss was deducted (and not added back) in the calculation of Consolidated Net Income (Net Loss)); (xii) any losses realized from the disposal, abandonment or discontinuance of operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, at Company’s election, only when and to the extent such operations are actually disposed of) of the Company and its Subsidiaries outside of the ordinary course of business; (xiii) any restructuring charges, integration and offices and facilities opening costs, project start-up costs, costs related to the closure and/or consolidation of offices and facilities, severance costs and recruiting fees and expenses and costs incurred in connection with new systems design and implementation costs and other business optimization expenses (including related to new product or new market initiatives and other strategic or cost saving and rationalization initiatives); provided that the aggregate amount of add-backs made pursuant to this clause (a)(xiii) for any period shall not in the aggregate exceed an amount equal to 20% of Consolidated EBITDA for such period (calculated prior to giving effect to this clause (a)(xiii) in any such period); (xiv) losses or discounts on sales of receivables or related items with any Permitted Factoring Program or Qualified Securitization Facility (including Securitization Fees); (xv) the amount of expenses relating to payments made to option, phantom equity or profits interests holders of the Company in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such option, phantom equity or profits interests holders as though they were equityholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted in the Loan Documents; (xvi) (A) any costs or expenses incurred by the Company or any Subsidiary pursuant to any management equity plan or stock option plan or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any equity subscription or equityholder agreement and (B) any expenses and costs that result from any long-term incentive plan, in each case, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Company or Net Cash Proceeds of an issuance of common Equity Interests of the Company ~~and~~, (xvii) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, in each case, for such period, and (xviii) (A) any costs incurred in connection with the closure and/or consolidation of offices and facilities at the Vancouver location of the Yves Veggie Cuisine brand and line of business, and (B) restructuring charges and severance costs incurred during the time period from July 1, 2025 through (and including) December 31, 2025; provided that the aggregate amount of add-backs made pursuant to this clause (a)(xviii) shall not in the aggregate exceed an amount equal to $10,000,000; and minus (b) the following to the extent included in calculating such Consolidated Net Income (Net Loss): (i) credits arising from adjustments to and finalization of any contingent payments which have been paid in connection with any acquisition, (ii) all extraordinary or unusual gains, and (iii) any gains realized from the disposal, abandonment or discontinuance of operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, at Company’s election, only when and to the extent such operations are actually disposed of) of the Company and its Subsidiaries outside of the ordinary course of business.

For purposes of calculating Consolidated EBITDA for any period of four consecutive quarters, if during such period the Company or any Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the operating assets, a line of business or a brand of any Person, Consolidated EBITDA for such period shall be calculated on a pro forma basis. For purposes of this definition, (x) “pro forma basis” means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to each acquisition or disposition consummated, or any Person becoming, or ceasing to be, a consolidated Subsidiary, in each case during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such acquisition or disposition or consolidation or deconsolidation and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP, (y)

“acquisition” means any acquisition (including by way of a merger or amalgamation) of property by the Company or any Subsidiary that constitutes all or substantially all of the assets of a Person, or of a line of business or brand of such Person, or all or substantially all of the Equity Interests of such Person and (z) “disposition” means any disposition of property by the Company or any Subsidiary that constitutes all or substantially all of the assets of a Person, or of a line of business or brand of such Person, or all or substantially all of the Equity Interests of such Person.

“Consolidated Interest Expense” means, as of any date of determination, the sum of all cash interest expense (but excluding any amortization of deferred financing costs) with respect to Indebtedness of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP net of interest income. Consolidated Interest Expense shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis and shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of determination thereof; provided that, in the event that the Company or any of its Subsidiaries (x) prepays the principal balance of the Term Loans pursuant to Sections 2.05(b)(iii), (y) permanently repays or prepays any term Indebtedness with the proceeds of any Disposition or (z) ceases to be liable for any Indebtedness (and the Company and its Subsidiaries’ availability with respect to such Indebtedness is reduced to zero) as a result of any Disposition, in each case, during the period for which Consolidated Interest Expense is being calculated (including concurrently with any event for which the calculation of the Consolidated Interest Expense is made), then Consolidated Interest Expense shall be calculated giving pro forma effect to such prepayment or repayment (solely to the extent such prepayment is applied to the principal balance of the Term Loans or such other term Indebtedness) or cessation of liability as if the same had occurred on the first day of the applicable period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income (Net Loss)” means, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP; provided that there shall be excluded therefrom the income (or deficit) of any Person (other than a Subsidiary that would be included in the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP) in which the Company or any of its Subsidiaries has an ownership interest (e.g., a joint venture), except to the extent that any such income has been actually received by the Company or any of its Subsidiaries in the form of dividends or similar distributions (and whether in cash, securities or other property).

“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholder’s equity of the Company and its Subsidiaries, as determined in accordance with GAAP.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Net Debt as of such date that is secured by a Lien on assets of the Company and its Subsidiaries to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Total Funded Debt” means, as of any date of determination, the sum of all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, for borrowed money and for noncontingent deferred purchase price obligations incurred in connection with any Acceptable Acquisition (at the time of and to the extent such obligation is included as a liability on the balance sheet of the Company and its Subsidiaries in accordance with GAAP), including, in each case, the current portion thereof and including Attributable Indebtedness in respect of Capital Leases, determined in accordance with GAAP; provided that “Consolidated Total Funded Debt” shall not include seller Indebtedness of the Company incurred in connection with acquisitions permitted hereunder, solely to the extent (i) payable in Equity Interests of the Company and (ii) identified to the Administrative Agent in writing.

“Consolidated Total Net Debt” means, as of any date of determination, the sum of (a) Consolidated Total Funded Debt determined in accordance with GAAP, plus (b) all unreimbursed drawings on letters of credit of the Company and is Subsidiaries on a consolidated basis, minus (c) an aggregate amount of Unrestricted Cash of the Company and its Subsidiaries (but excluding, for the avoidance of doubt, for the Company and its Subsidiaries on a consolidated basis (i) undrawn letters of credit letters, (ii) obligations under any Swap Contract, (iii) obligations relating to any receivables financings permitted herein, including any Permitted Factoring Program or Qualified Securitization Facility and (iv) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest).

“Consolidated TTM EBITDA” means, as of any date of determination, Consolidated EBITDA determined for the 12 month period most recently ended.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the Equity Interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Restructuring” means any internal reorganization or restructuring transactions entered into among the Company and/or its Subsidiaries in connection with bona fide tax planning activities so long as (i) if a Borrower is party to any merger or consolidation as part of such reorganization or restructuring transactions, such Borrower shall be the surviving entity, (ii) the Company determines in good faith that such action is in the best interests of the Company and its Subsidiaries, (iii) the value of the Collateral securing the Obligations, when taken as a whole, is not materially reduced after giving effect to such reorganization or restructuring transaction (as reasonably determined by the Company in consultation with the Administrative Agent), and (iv) the security interest of the Administrative Agent, on behalf of the Lenders, in the Collateral, when taken as a whole, is not adversely impacted after giving effect to such reorganization or restructuring transaction (as reasonably determined by the Company in consultation with the Administrative Agent).

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“CRD IV” means (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Customer” means any Account Debtor of the Company or any of its Subsidiaries.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the UK Insolvency Act 1986 (UK), the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the Dutch Bankruptcy Act (Faillissementswet), any other laws governing the insolvency procedures referred to in Annex A to the Insolvency Regulation, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, administration, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2.00% per annum; provided that with respect to a Term SOFR Loan, Alternative Currency Loan or a Global Swing Line Loan denominated in an Alternative Currency, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.00% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the U.S. Swing Line Lender, the Global Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer, the U.S. Swing Line Lender or the Global Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such

Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the U.S. Swing Line Lender, the Global Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.14.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14.

“Designated Borrower Requirements” has the meaning specified in Section 2.14(a).

“Designated Foreign Borrower” means each Designated Borrower that is a Foreign Subsidiary of the Company.

“Designated Foreign Borrower Sublimit” means an amount equal to the lesser of (a) $360,000,000 and (b) the Global Revolving Credit Facility. The Designated Foreign Borrower Sublimit is part of, and not in addition to, the Global Revolving Credit Facility.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Lender” has the meaning specified in Section 2.18.

“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Loans and (b) accrued and unpaid fees under the Loan Documents.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Dutch Borrower” means any Designated Foreign Borrower existing and organized under Dutch law.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning specified in Section 10.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v), and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or (d) no longer a currency in which the Required Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within, five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Eligible Investments” means (a) Cash Equivalents, (b) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, (c) tax exempt securities of a U.S. issuer rated A or better by Standard & Poor’s Financial Services LLC or rated A-2 or better by Moody’s Investors Services, Inc.; or (d) common stock issued by any corporation organized under the federal laws of the United States or any state thereof (other than the Company) which stock is traded on any U.S. national securities exchange or quoted on NASDAQ, provided that, (i) at the time of purchase such common stock has a minimum share price of at least $2.00 per share, (ii) if any Loans are outstanding at the time of purchase, such corporation is engaged in a similar line of business as the Company and its Subsidiaries, and (iii) the aggregate of all such purchases, determined in each instance at the time of purchase, of the common stock held by the Company and its Subsidiaries shall not exceed $20,000,000.

“Environmental Laws” means any and all federal, state, provincial, municipal, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate any Pension Plan under Section 4041A or 4042 of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4041A or 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) other than with respect to any Exempted ERISA Subsidiary, the determination that any Pension Plan is considered to be in “at-risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or any Multiemployer Plan is “endangered” or in “critical status” or “insolvent” within the meaning of Sections 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA with respect to any Pension Plan or (i) a failure by the Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Company or any ERISA

Affiliate to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code.

“ESG” has the meaning specified in Section 2.19.

“ESG Amendment” has the meaning specified in Section 2.19.

“ESG Pricing Provisions” has the meaning specified in Section 2.19.

“€STR” means, with respect to any applicable determination date, the Euro Short Term Rate as administered by the European Central Bank (or any other person which takes over the administration of that rate, the “€STR Administrator”) displayed on the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for €STR identified as such by the €STR Administrator from time to time on the Business Day preceding such determination date (and if that rate is less than zero, €STR shall be deemed to be zero); provided that if such determination date is not a Business Day, €STR means such rate that applied on the first Business Day immediately prior thereto; provided further that €STR determined pursuant to the prior proviso shall be utilized for purposes of the calculation of €STR for no more than three (3) consecutive days.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning specified in clause (a) of the definition of “Alternative Currency Term Rate.”

“Euro” and “EUR” mean the single currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Assets” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 6.12, (a) any fee-owned real property, (b) all leasehold interests in real property, (c) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction), (d) any assets to the extent that (and for so long as) the pledge thereof or grant of a security interest therein is prohibited by applicable Law, rule or regulation (including any legally effective requirement to obtain the consent of any Governmental Authority, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code or other applicable law), (e) Equity Interests of (x) Immaterial Subsidiaries (except to the extent a security interest therein can be perfected by filing of a UCC financing Statement) and (y) not-for-profit Subsidiaries, captive insurance companies and other similar special purpose subsidiaries, (f) to the extent (and for so long as) not required to be pledged to secure the Obligations pursuant to the Collateral and Guarantee Requirement, Equity Interests of any Foreign Subsidiary or any FSHCO, (g) margin stock, (h) any Equity Interests of a Person to the extent the pledge thereof would be prohibited by such Person’s Organization Documents or joint venture documents on the Closing Date (or, with respect to any Subsidiary acquired by a Loan Party after the Closing Date, so long as such prohibition or restriction was not incurred in contemplation of such acquisition, on the date such Subsidiary is so acquired) (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code), (i) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Company or one of its Subsidiaries as reasonably determined by the Company in consultation with the Administrative Agent, (j) any intent-to-use trademark application prior to the filing, and acceptance by the U.S. Patent and Trademark Office, of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (k) any lease, license, permit or other agreement or any property subject to such agreement, to the extent that, and for so long as, a grant of a security interest therein would require the consent of a third party (other than the Company or any Subsidiary) (unless such consent has been received) or violate or invalidate such lease, license, permit or agreement or create a right of termination in favor of any other party thereto (other than the Company or any Subsidiary) (in each case, so long as such restrictions have not been entered into in contemplation thereof)), in each case, after giving effect to the applicable anti-assignment provisions of applicable law (including the Uniform Commercial Code), rule or regulation other than proceeds and receivables thereof, to the extent the assignment thereof is expressly deemed effective under applicable law (including the Uniform Commercial Code) notwithstanding such prohibition, (l) receivables subject to a Permitted Factoring Program or Qualified Securitization Facility, (m) commercial tort claims with a value of less than $5,000,000 and letter-of-credit rights with a value of less than $5,000,000 (except to the extent a security interest therein can be perfected by a UCC filing), (n) vehicles and other assets subject to certificates of title, and (o) any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof (except to the extent a security interest therein can be perfected by filing a UCC financing statement).

“Excluded Subsidiary” means, as of any date of determination, any Subsidiary of the Company that (i) is a captive insurance Subsidiary; (ii) is a not-for-profit Subsidiary; (iii) is an Immaterial Subsidiary; (iv) is a Receivables Subsidiary; (v) is not a Wholly-Owned Subsidiary of the Company; provided that an existing Subsidiary that is a Loan Party shall not be released from being a Subsidiary Guarantor solely as a result of such Subsidiary becoming a non- Wholly-Owned Subsidiary if as a result of (i) a Disposition or issuance of Equity Interests of such Subsidiary, in either case, to a Person that is an Affiliate of the Company or (ii) any transaction entered into primarily for the purpose of such Subsidiary ceasing to constitute a Loan Party; (vi) to the extent (and for so long as) not required to guarantee the Obligations pursuant to the Collateral and Guarantee Requirement; or (vii) is listed on Schedule 1.02.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized, incorporated or established under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exempted ERISA Subsidiary” means any Person (a) who becomes a Subsidiary of the Company after the Closing Date pursuant to an Acceptable Acquisition and (b) with respect to which the Company has (i) notified the Administrative Agent that such Person shall, solely during the Transition Period applicable to such Acceptable Acquisition, be deemed an “Exempted ERISA Subsidiary” for purposes hereof, and (ii) together with such notice, provided information in reasonable detail to the Administrative

Agent regarding such Person’s current Pension Plans and stating what action the Company has taken and proposes to take with respect thereto.

“Existing Credit Agreement” has the meaning specified in the preliminary statements hereto.

“Existing Lenders” has the meaning specified in the preliminary statements hereto.

“Existing Loans” has the meaning specified in the preliminary statements hereto.

“Facility” means the Term Facility, the U.S. Revolving Credit Facility and/or the Global Revolving Credit Facility, as the context may require.

“Factor” means any Person that is a purchaser of Accounts of a Customer under a Factoring Program.

“Factoring Program” means a program established by any Person (including a Customer) for the limited recourse sale of Customer Accounts to a Factor.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Company.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means the letter agreement, dated as of November 30, 2021, among the Company, the Administrative Agent and BofA Securities, Inc.

“Financial Advisor” means RPA Advisors, LLC, as financial advisor to Holland & Knight LLP, counsel to the Administrative Agent and/or such other financial or other advisor as may be engaged by the Administrative Agent or its counsel.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and between the Company, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means December 16, 2022.

“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized, incorporated or established under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized, incorporated or established under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“Fourth Amendment Effective Date” means September 11, 2025.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means any Domestic Subsidiary of the Company that has no material assets other than Equity Interests and/or Indebtedness in one or more Foreign Subsidiaries of the Company that are CFCs.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Indemnity Letter” means a funding indemnity letter, substantially in the form of Exhibit L.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. In relation to any Dutch Borrower, GAAP means generally accepted accounting principles in the Netherlands and where appropriate, including IFRS.

“Global Revolving Credit Borrowing” means a borrowing consisting of simultaneous Global Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Global Revolving Credit Lenders pursuant to Section 2.01(b)(ii).

“Global Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Global Revolving Credit Loans to the Company and the Designated Foreign Borrowers pursuant to Section

2.01(b)(ii) and (b) purchase participations in Global Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Global Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Global Revolving Credit Facility” means, at any time, the aggregate amount of the Global Revolving Credit Lenders’ Global Revolving Credit Commitments at such time. As of the Closing Date, the Global Revolving Credit Facility is $360,000,000 (or, as applicable, the Alternative Currency Equivalent thereof); from and after the Third Amendment Effective Date, the Global Revolving Credit Facility is $315,000,000 (or, as applicable, the Alternative Currency Equivalent thereof), and from and after the Fourth Amendment Effective Date, the Global Revolving Credit Facility is $270,000,000 (or, as applicable, the Alternative Currency Equivalent thereof).

“Global Revolving Credit Lender” means, at any time, any Lender that has a Global Revolving Credit Commitment at such time.

“Global Revolving Credit Loan” has the meaning specified in Section 2.01(b)(ii).

“Global Swing Line Lender” means (a) in the case of all Global Swing Line Loans denominated in Canadian Dollars to the Canadian Borrower, Bank of America, N.A., Canada Branch and (b) in the case of all other Global Swing Line Loans, Bank of America, in each case, in its capacity as provider of those Global Swing Line Loans, or any successor swing line lender of such swing line loans hereunder.

“Global Swing Line Loan” has the meaning specified in Section 2.04(a)(ii).

“Global Swing Line Loan (Euro)” means any Global Swing Line Loan that bears interest at a rate based on the definition of “€STR”. All Global Swing Line Loans (Euro) must be denominated in Euros.

“Global Swing Line Loan (Sterling)” means any Global Swing Line Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate”. All Global Swing Line Loans (Sterling) must be denominated in Sterling.

“Global Swing Line Sublimit” means an amount equal to the lesser of (a) the applicable Alternative Currency Equivalent of $30,000,000 (of which, no more than the Alternative Currency Equivalent of $5,000,000 shall be available for Global Swing Line Loans denominated in Canadian Dollars) and (b) the Global Revolving Credit Facility. The Global Swing Line Sublimit is part of, and not in addition to, the Global Revolving Credit Facility.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranties” means the Company Guaranty and the Subsidiary Guaranty, as the context may require.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (a) has entered into a Swap Contract permitted under Article VII with any Loan Party or any Subsidiary of a Loan Party prior to the Closing Date, if (i) such Person is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract, as of the Closing Date and (ii) such Swap Contract was a Guaranteed Hedge Agreement pursuant to the Existing Credit Agreement; or (b) enters into a Swap Contract with any Loan Party or any Subsidiary of a Loan Party on or after the Closing Date, if such Person is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract, at the time it enters into such Swap Contract.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money;

(b) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) Capital Leases;

(f) net obligations of such Person under any Swap Contract;

(g) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit (and bankers’ acceptances, bank guaranties, surety bonds and similar instruments) created for the account or upon the application of such Person;

(h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(i) all guarantees (direct or indirect) of such Person in respect of any of the foregoing; and

(j) Off-Balance Sheet Liability.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For all purposes hereof, the Indebtedness of the Company and the Subsidiaries shall exclude (i) intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, intercompany advances or intercompany Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and, in each case, made in the ordinary course of business, or (ii) to the extent such obligations would otherwise constitute Indebtedness, indemnification or expense reimbursement obligations which (by their express terms) have survived termination of an agreement (and the payment and satisfaction in full of all other obligations thereunder).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Insolvency Regulation” shall mean The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings.

“Intellectual Property” means all of the trademarks (whether or not registered) and trademark registrations and applications, patent and patent applications, industrial design and industrial design applications, copyrights and copyright applications, service marks, service mark registrations and applications, trade dress, and trade and product names.

“Intellectual Property Security Agreements” means each of the Notice of Grant of Security Interest in Copyrights, the Notice of Grant of Security Interest in Patents, and the Notice of Grant of Security Interest in Trademarks (as each such term is defined in the Security Agreement), in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means (a) as to any Term SOFR Loan or any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Term SOFR Loan or an Alternative Currency Term Rate Loan, as applicable, exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including any U.S. Swing Line Loan denominated in Dollars) or any Global Swing Line Loan denominated in an Alternative Currency, the last Business Day of each March, June, September and December and the Maturity Date, and (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each month and the Maturity Date.

“Interest Period” means, as to (i) each Term SOFR Loan the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one month thereafter or (ii) each Alternative Currency Term Rate Loan, the period commencing on the date such Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Company in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, in the case of a Term SOFR Loan or Alternative Currency Term Rate Loan, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Term SOFR Loan or Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such other Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment).

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Jersey” means the Bailiwick of Jersey.

“Jersey Borrower” means a Designated Foreign Borrower incorporated or established existing under the laws of Jersey.

“Judgment Currency” has the meaning specified in Section 10.21.

“KPIs” has the meaning set forth in Section 2.19.

“L/C Advance” means, with respect to each U.S. Revolving Credit Lender, such U.S. Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a U.S. Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Laws” means, collectively, all international, foreign, federal, state, provincial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each U.S. Revolving Credit Lender, each Global Revolving Credit Lender, each Term Lender, the U.S. Swing Line Lender and the Global Swing Line Lender. The term “Lender” shall include any Designated Lender.

“Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders, the Swing Line Lenders and the L/C Issuer.

“Lending Office” means, as to any Lender, the office, offices, branch, branches and/or Affiliate(s) of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office, offices, branch, branches and/or Affiliate(s) as a Lender may from time to time notify the Company and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder. All Letters of Credit shall be issued in Dollars.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the U.S. Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), trust (deemed, statutory, constructive or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each ESG Amendment, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16, the Fee Letter, the Company Guaranty, the Subsidiary Guaranty and the Collateral Documents.

“Loan Parties” means, collectively, the Company, each Subsidiary Guarantor and each Designated Borrower.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the business, operations, property or financial condition of the Company and its Subsidiaries, taken as a whole; or (b) a material impairment of the ability of the Company and the Loan Parties, taken as a whole to perform their payment obligations under the Loan Documents.

“Material Intellectual Property” means any Intellectual Property that is owned by the Company or any of its Subsidiaries, and is material to the business of the Company and its Subsidiaries, taken as a whole.

“Material Subsidiary” means (a) each Subsidiary of the Company that, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Company for such quarter or that is designated by the Company as a Material Subsidiary and (b) any group comprising Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Company for such quarter.

“Maturity Date” means December 22, 2026; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means with respect to any Disposition by any Loan Party or any of their respective Subsidiaries, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (b) the sum of (i) the principal amount of any Indebtedness that is secured by the applicable asset or assets and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (ii) the reasonable and customary out-of-pocket costs and expenses incurred by the Company or such Subsidiary in connection with such transaction and (iii) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (iii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iv).

“Non-Public Lender” means: (i) until interpretation of “public” as referred to in the CRD IV by the relevant authority/ies: an entity that provides repayable funds to a Dutch Borrower for a minimum initial amount of EUR 100,000 (or its equivalent in another currency) or an entity otherwise qualifying as not forming part of the public; and (ii) following the publication of an interpretation of “public” as referred to in the CRD IV by the relevant authority/ies: such amount or such criterion as a result of which such entity shall qualify as not forming part of the public.

“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(c).

“Note” means a Term Note or a Revolving Note, as the context may require.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Obligations” means all advances to, and debts, liabilities and obligations of any Loan Party or any Subsidiary of any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Secured Ancillary Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party, any

Subsidiary of any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person as part of a factoring, securitization or similar transaction and not in connection with the compromise, settlement or collection thereof; or (b) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of any Indebtedness described in paragraph (a) or (g) of the definition thereof, but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction, including without limitation in the case of any Jersey Borrower which is a company, its certificate of incorporation (and any certificates of incorporation on change of name), the consents(s) issued to it under the Control of Borrowing (Jersey) Law 1958) and its memorandum and articles of association); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization, incorporation or establishment with the applicable Governmental Authority in the jurisdiction of its formation or organization, incorporation or establishment and, if applicable, any certificate or articles of formation or organization, incorporation or establishment of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).

“Outstanding Amount” means (a) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, the U.S. Swing Line Lender or the Global Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 (UK).

“Perfection Certificate” shall mean a certificate in the form of Exhibit M or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Permitted Factoring Program” means the sale of any Receivables and Related Assets in connection with a Factoring Program; provided that (a) the documents entered into by any Loan Party or its Subsidiary pursuant to a Factoring Program shall be on customary terms and condition and (b) all such sales shall be without recourse other than customary recourse terms provided for in the applicable documentation (and solely in connection with the customary representations made with respect to the applicable Receivables and Related Assets) and the purchase price shall be paid in cash to such Loan Party or its Subsidiary at the time of the sale.

“Permitted Lender Facilities” means guarantee, trade, letter of credit, short-term working capital or similar facilities, in an aggregate principal amount at any time outstanding for all such guarantee, trade, letter of credit, short-term working capital or similar facilities not to exceed the Dollar Equivalent of $10,000,000 but only if and for so long as the documentation evidencing such guarantee, trade, letter of credit, short-term working capital or similar facility specifically references this Agreement and provides that it is intended to be a Permitted Lender Facility hereunder.

“Permitted Liens” means the Liens specified in all clauses of Section 7.01.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the Company will have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the applicable Subsidiary or Securitization Subsidiary, and (ii) all sales or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at Fair Market Value; or (b) constituting a receivables financing facility; in the case of clause (a) and (b) above, which does not give rise to or constitute a liability or indebtedness on the balance sheet of the Company or any of its Subsidiaries.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Receivables and Related Assets” means Accounts of a Customer owing to the Company or any of its Subsidiaries arising from a sale of Inventory or the rendering of services in the ordinary course of business, together with (a) all property subject thereto from time to time purporting to secure payment of such obligations, whether pursuant to the contract related to such obligations or otherwise, together with all financing statements describing any collateral securing such obligations; (b) all rights to payment of any interest, finance charges, freight charges and other obligations related thereto; (c) all supporting obligations, including but not limited to, all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations whether pursuant to the contract related to such obligations or otherwise; (d) all contracts, chattel paper, instruments and other documents, and other information relating to such obligations; and (e) collections and proceeds with respect to the foregoing.
“Receivables Subsidiary” means any Subsidiary established in connection with a receivables financing permitted hereunder (including any Permitted Factoring Program or Qualified Securitization Facility) which is not permitted by the terms of such receivables financing to guarantee the Obligations or provide Collateral, including any Securitization Subsidiary.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Term SOFR, (b) Sterling, SONIA, (c) Euros, EURIBOR or €STR, as applicable, and (d) Canadian Dollars, the CDOR Rate, as applicable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Borrowing, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) the chief executive officer, president, statutory director, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of a Loan Party; (b) solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party; and (c) solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).

“Revaluation Date” means each of the following: (a) each date of a Borrowing of an Alternative Currency Term Rate Loan or a Global Swing Line Loan; (b) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02; (c) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date; and (d) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Revolving Borrowing” means a borrowing consisting of simultaneous U.S. Revolving Credit Loans or Global Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by each of the applicable Revolving Lenders pursuant to Section 2.01(b).

“Revolving Commitment” means a U.S. Revolving Credit Commitment and/or a Global Revolving Credit Commitment, as the context may require.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Facility” means the U.S. Revolving Credit Facility and/or the Global Revolving Credit Facility, as the context may require.

“Revolving Lender” means a U.S. Revolving Credit Lender and/or a Global Revolving Credit Lender, as the context may require.

“Revolving Loan” means a U.S. Revolving Credit Loan and/or a Global Revolving Credit Loan, as the context may require.

“Revolving Note” means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Revolving Loans or Swing Line Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit C.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”), the Government of Canada or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Effective Date” means August 22, 2023.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.10% (10 basis points).

“Secured Ancillary Agreements” means, collectively, any and all Secured Cash Management Agreements, Secured Hedge Agreements and Secured Other Facilities.

“Secured Ancillary Lenders” means, collectively, the Cash Management Banks, the Hedge Banks and the Secured Facility Banks.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between a Loan Party or any Subsidiary of any Loan Party and any Cash Management Bank.

“Secured Facility Bank” means any Person that entered (or will) enter into a Permitted Lender Facility with a Loan Party, if such Person was (or is) a Lender or an Affiliate of a Lender at the time it entered (or enters) into such Permitted Lender Facility.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between a Loan Party or any Subsidiary of any Loan Party and any Hedge Bank.

“Secured Other Facilities” means any Permitted Lender Facility that is entered into by and between a Loan Party and any Secured Facility Bank; provided that (a) no Permitted Lender Facility shall be a Secured Other Facility unless the Administrative Agent has received written notice thereof, together with such supporting documentation as the Administrative Agent may request; and (b) any such Permitted Lender Facility shall cease to be a Secured Other Facility if the Administrative Agent receives written notice thereof, in each case such notice to be provided by the Company and the applicable Secured Facility Bank in accordance with Section 8.02.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Secured Ancillary Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of one or more of the Collateral Documents.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof; and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Borrowers or any Subsidiary pursuant to which such Borrower or any such Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not a Borrower or a Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not a Borrower or a Subsidiary, or may grant a security interest in, any Securitization Assets of a Borrower or any of their Subsidiaries.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in, one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means the amended and restated security and pledge agreement, dated as of the Closing Date and executed by the Company, the Domestic Subsidiaries of the Company (other than any Excluded Subsidiary) and the Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Security Agreement Supplement” means a Supplement to Security Agreement in the form of Exhibit E to the Security Agreement or such other form acceptable to the Administrative Agent.

“Significant Subsidiary” means any Subsidiary that, or any group of Subsidiaries that, taken together, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10% of the consolidated revenues or total assets, as applicable, of the Company for such quarter.

“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SOFR Successor Rate” has the meaning specified in Section 3.03(b)(iii).

“SOFR Unavailability Date” has the meaning specified in Section 3.03(c)(ii).

“Solvent” means, with respect to any Person, as of any date of determination, that (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal, state, provincial or foreign laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Event of Default” means an Event of Default under Sections 8.01(a), 8.01(f) or 8.01(b) (solely with respect to failure to comply with Section 7.11).

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the Global Swing Line Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Global Swing Line Lender, as applicable, may obtain such spot rate from another financial institution designated by the Administrative Agent or the Global Swing Line Lender, as applicable, if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Sterling” and “£” means the lawful currency of the United Kingdom.

~~“Subordinated Debt Documents” means any and all applicable agreements, instruments and other documents pursuant to which any Subordinated Indebtedness has been or will be issued or otherwise setting forth the terms of any such Subordinated Indebtedness.~~

~~“Subordinated Indebtedness” any indebtedness for borrowed money (other than Indebtedness among the Company and/or its Subsidiaries) owing by any Loan Party with an individual outstanding principal amount that is expressly subordinated by its terms in right of payment of the Obligations; provided that, with respect to any such Indebtedness that is in excess of the Threshold Amount, (a) in the case of a “high yield” debt offering, the terms of such subordination shall be substantially consistent with market terms at the time of the incurrence of such Indebtedness, and (b) in all other instances, the terms of such subordination shall be reasonably acceptable to the Administrative Agent.~~

~~“Subordination Provisions” has the meaning specified in Section 8.01(l).~~

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person and in respect of any entity incorporated or established in Jersey, a subsidiary within the meaning of articles 2 and 2A of the Companies (Jersey) Law 1991. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company; provided that notwithstanding the foregoing, in no event will any Securitization Subsidiary be considered a Subsidiary for purposes of Article VIII.

“Subsidiary Guarantors” means each Domestic Subsidiary that has executed and delivered to the Administrative Agent the Subsidiary Guaranty, whether on the Closing Date or pursuant to Section 6.12, and including by means of delivery of a supplement to the Subsidiary Guaranty.

“Subsidiary Guaranty” means the Third Amended and Restated Subsidiary Guaranty, dated as of the Closing Date and made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders.

“Successor Rate” has the meaning specified in Section 3.03(c).

“Sustainability Coordinator” means BofA Securities, Inc., in its capacity as the sustainability coordinator.

“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles as most recently published by the Loan Market Association and Loan Syndications & Trading Association.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means the U.S. Swing Line Lender and/or the Global Swing Line Lender, as the context may require.

“Swing Line Loan” means a U.S. Swing Line Loan and/or a Global Swing Line Loan, as the context may require.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed or delivered, as applicable) by a Responsible Officer of the Company.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Company pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term

Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term Commitment of all of the Term Lenders on the Closing Date shall be $300,000,000.

“Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b)at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Note” means a promissory note made by the Company in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Third Amendment Effective Date” means May 5, 2025.

“Threshold Amount” means the greater of (a) $40,000,000 and (b) 3.00% of the Company’s Consolidated Net Worth.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and Outstanding Amount of all Term Loans of such Lender at such time.

“Total Global Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Global Revolving Credit Loans and all Global Swing Line Loans.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Total U.S. Revolving Credit Outstandings” means the aggregate Outstanding Amount of all U.S. Revolving Credit Loans, all U.S. Swing Line Loans and all L/C Obligations.

“Transition Period” means the period commencing on the date the Company or any Subsidiary consummates an Acceptable Acquisition (provided that at such time and after giving effect to such Acceptable Acquisition), the Company and its Subsidiaries are in compliance with Section 7.07 and ending on the last day of the fourth full fiscal quarter following the date of the consummation of such Acceptable Acquisition.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Term SOFR Loan or an Alternative Currency Daily Rate Loan, an Alternative Currency Term Rate Loan or a Global Swing Line Loan.

“U.K. Borrower” means any Designated Foreign Borrower incorporated in England and Wales.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United Kingdom”, “UK” and “U.K.” mean the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means, as of any date of determination, cash and Cash Equivalents of the Company that do not appear (and are not required to appear) as “restricted” on the consolidated balance sheet of the Company and its Subsidiaries (unless such appearance is related to the Liens granted to the Administrative Agent to secure the Obligations).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Revolving Credit Borrowing” means a borrowing consisting of simultaneous U.S. Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the U.S. Revolving Credit Lenders pursuant to Section 2.01(b)(i).

“U.S. Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make U.S. Revolving Credit Loans to the Company and each Domestic Subsidiary of the Company from time to time party hereto as a Designated Borrower pursuant to Section 2.01(b)(i), (b) purchase participations in L/C Obligations, and (c) purchase participations in U.S. Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“U.S. Revolving Credit Facility” means, at any time, the aggregate amount of the U.S. Revolving Credit Lenders’ U.S. Revolving Credit Commitments at such time. As of the Closing Date, the U.S. Revolving Credit Facility is $440,000,000; from and after the Third Amendment Effective Date, the U.S. Revolving Credit Facility is $385,000,000, and from and after the Fourth Amendment Effective Date, the U.S. Revolving Credit Facility is $330,000,000.

“U.S. Revolving Credit Lender” means, at any time, any Lender that has a U.S. Revolving Credit Commitment at such time.

“U.S. Revolving Credit Loan” has the meaning specified in Section 2.01(b)(i).

“U.S. Swing Line Lender” means Bank of America, in its capacity as provider of U.S. Swing Line Loans, or any successor swing line lender of such swing line loans hereunder.

“U.S. Swing Line Loan” has the meaning specified in Section 2.04(a)(i).

“U.S. Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the U.S. Revolving Credit Facility. The U.S. Swing Line Sublimit is part of, and not in addition to, the U.S. Revolving Credit Facility.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Wholly-Owned Subsidiary” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Company and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Law to be owned by a Person other than the Company and/or one or more of its Wholly-Owned Subsidiaries).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof,” “hereto,” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, preliminary statements, Exhibits and Schedules shall be construed to refer to Articles, preliminary statements and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)
Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, Disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03
Accounting Terms.
(a)
Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)
Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders such financial statements and other documents as are required under this Agreement or as otherwise reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases in the financial statements.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d) For purposes of determining the permissibility of any action, change, transaction, or other event (each of the foregoing, a “Proposed Event”) that requires a calculation of any financial ratio or test (including, without limitation, Section 7.11, any Consolidated Secured Leverage Ratio test, any Consolidated Leverage Ratio test and/or any interest coverage ratio test, the amount of Consolidated EBITDA and/or Consolidated Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be (any such time, the “Reference Time”). No Default or Event of Default shall be deemed to have occurred as a result of the Proposed Event having occurred notwithstanding the fact that a change in such financial ratio or test occurred after the applicable Reference Time which would have otherwise made the Proposed Event impermissible hereunder.

1.04
Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05
Exchange Rates; Currency Equivalents.
(a)
The Administrative Agent or the Global Swing Line Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.
(b)
Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Term SOFR Loan or an Alternative Currency Loan or the issuance,

amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Term SOFR Loan, Alternative Currency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.
(c)
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein, the selection of rates, any related spread or adjustment or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) ( or any component of any of the foregoing), in each case pursuant to the terms of this Agreements, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.06
Additional Alternative Currencies.
(a)
The Company may from time to time request that Alternative Currency Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders.
(b)
Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent in its reasonable discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Appropriate Lender thereof, including the proposed interest rate and related adjustment (if any) applicable thereto. Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans in such requested currency.
(c)
Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Alternative Currency Loans to be made in such requested currency. If the Administrative Agent and all the Lenders consent to making Alternative Currency Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Alternative Currency Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

1.07
Change of Currency.
(a)
Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.
(b)
Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)
Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any country and any relevant market conventions or practices relating to the change in currency.
1.08
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.09
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01
Committed Loans.
(a)
Term Loans. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Company, in Dollars on the Closing Date in an amount not to exceed such Term Lender’s Applicable Percentage of the Term Facility. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Facility. Term Borrowings repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(b)
Revolving Loans. Subject to the terms and conditions set forth herein, (i) each U.S. Revolving Credit Lender severally agrees to make loans (each such loan, a “U.S. Revolving Credit Loan”) to the Company and each Domestic Subsidiary of the Company from time to time party hereto as a Designated Borrower in Dollars, from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment; and (ii) each Global Revolving Credit Lender severally agrees to make loans (each such loan, a “Global Revolving Credit Loan”) to the Company or any Designated Foreign Borrower in Dollars or in one or more Alternative Currencies from time to time (provided that (A) only the Company and any Canadian Borrower shall be permitted to borrow Loans denominated in Canadian Dollars and (B) no Canadian Borrower shall be permitted to borrow Loans denominated in any currency other than Canadian Dollars), on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Global Revolving Credit Lender’s Global Revolving Credit Commitment; provided that (x) the Designated Foreign Borrowers shall only be permitted to borrow Global Revolving Credit Loans and (y) after giving effect to any Committed Borrowing under this Section 2.01(b):

(A) (1) the Total U.S. Revolving Credit Outstandings shall not exceed the U.S. Revolving Credit Facility and (2) the Total Global Revolving Credit Outstandings shall not exceed the Global Revolving Credit Facility;

(B) (1) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. Swing Line Loans, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment; and (2) the aggregate Outstanding Amount of the Global Revolving Credit Loans of any Global Revolving Credit Lender, plus such Global Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Global Swing Line Loans shall not exceed such Global Revolving Credit Lender’s Global Revolving Credit Commitment; and

(C) the aggregate Outstanding Amount of all Committed Loans made to the Designated Borrowers shall not exceed the Designated Foreign Borrower Sublimit.

Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans, Term SOFR Loans or Alternative Currency Loans, as further provided herein.

With respect to any Committed Borrowing to be made on the Closing Date or any of the two (2) Business Days following the Closing Date (and for which a Committed Loan Notice will be delivered prior to the Closing Date), such Committed Borrowing shall be made as Base Rate Loans unless the Company also delivers a Funding Indemnity Letter not less than two (2) Business Days prior to the Closing Date.

2.02
Borrowings, Conversions and Continuations of Committed Loans.
(a)
Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Term SOFR Loans or Alternative Currency Term Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 12:00 p.m. (noon) (Eastern time (for any Dollar-denominated or Canadian Dollar-denominated Loan request) or London time (for any Alternative Currency-denominated (other than Canadian Dollar-denominated) Loan request) (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans denominated in Dollars or of any conversion of Term SOFR Loans to Base Rate Committed Loans, (ii)

four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Alternative Currency Term Rate Loans, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans or Alternative Currency Term Rate Loan shall be in a principal amount equal to the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount equal to the Dollar Equivalent of $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding). Each Committed Loan Notice shall specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Loans, as the case may be, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Committed Loans to be borrowed, and (vii) if applicable, the identity of the applicable Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans or Alternative Currency Term Rate Loans, as they case may be. If the Company requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.
(b)
Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding clause. In the case of a Committed Borrowing, each Appropriate Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.
(c)
Except as otherwise provided herein, a Term SOFR Loan or Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Alternative Currency Term Rate Loans. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans or Alternative Currency Term Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Alternative Currency Term Rate Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)
The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)
After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than four (4) Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect in respect of the Revolving Facility.
(f)
Notwithstanding anything to the contrary in this Agreement, (i) any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender and (ii) to the extent any Loan bearing interest at the Eurodollar Rate (as such term was defined in this Agreement immediately prior to giving effect to the First Amendment) is outstanding on the First Amendment Effective Date, such Loan shall continue to bear interest at the Eurodollar Rate (but, for the avoidance of doubt, the “Applicable Rate” for such Loans shall be the Applicable Rate for Term SOFR Loans being determined in accordance with this Agreement (after giving effect to the First Amendment)) until the end of the current Interest Period or payment period applicable to such Loan.
(g)
With respect to any SOFR, Term SOFR, Alternative Currency Daily Rate, and Alternative Currency Term Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
2.03
Letters of Credit.
(a)
The Letter of Credit Commitment.
(i)
Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the U.S. Revolving Credit Lenders set forth in this Section 2.03,

(1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Company, and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the U.S. Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (1) the Total Revolving Outstandings shall not exceed the Revolving Facility, (2) the Total U.S. Revolving Credit Outstandings shall not exceed the U.S. Revolving Credit Facility, (3) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment, and (4) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)
The L/C Issuer shall not issue any Letter of Credit, if:
(A)
the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date; or
(B)
the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the U.S. Revolving Credit Lenders have approved such expiry date.
(iii)
The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)
the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)
except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;
(D)
such Letter of Credit is to be denominated in a currency other than Dollars;

(E)
any U.S. Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company or such U.S. Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(F)
such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)
The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)
The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)
The L/C Issuer shall act on behalf of the U.S. Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX, subject to any limitations set forth therein, with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)
Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)
Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)
Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any U.S. Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each U.S. Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such U.S. Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)
Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(iv)
If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the U.S. Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any U.S. Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(c)
Drawings and Reimbursements; Funding of Participations.
(i)
Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each U.S. Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such U.S. Revolving Credit Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a U.S. Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the U.S. Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)
Each U.S. Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each U.S. Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii)
With respect to any Unreimbursed Amount that is not fully refinanced by a U.S. Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each U.S. Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing with respect to the Unreimbursed Amount and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)
Until each U.S. Revolving Credit Lender funds its U.S. Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such U.S. Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)
Each U.S. Revolving Credit Lender’s obligation to make U.S. Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such U.S. Revolving Credit Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each U.S. Revolving Credit Lender’s obligation to make U.S. Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)
If any U.S. Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such U.S. Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such U.S. Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such U.S. Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such U.S. Revolving Credit Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any U.S. Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)
Repayment of Participations.
(i)
At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any U.S. Revolving Credit Lender such U.S. Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such U.S. Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)
If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each U.S. Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the U.S. Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)
Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)
any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)
the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)
waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Company or any waiver by the L/C Issuer which does not in fact materially prejudice the Company;
(v)
honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)
any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)
any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)
Role of L/C Issuer. Each U.S. Revolving Credit Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any U.S. Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the U.S. Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)
Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Company for, and the L/C Issuer’s rights and remedies against the Company shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)
Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each U.S. Revolving Credit Lender in accordance, subject to Section 2.17, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)
Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the L/C Issuer for its own account the reasonable and customary issuance, presentation, amendment and other processing fees, and other reasonable and standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)
Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
2.04
Swing Line Loans.
(a)
The Swing Line. Subject to the terms and conditions set forth herein, (i) the U.S. Swing Line Lender, in reliance upon the agreements of the other U.S. Revolving Credit Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “U.S. Swing Line Loan”) to the Company and each Domestic Subsidiary of the Company from time to time party hereto as a Designated Borrower from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of U.S. Revolving Credit Loans and L/C Obligations of the U.S. Revolving Credit Lender acting as Swing Line Lender, may exceed the amount of such Lender’s U.S. Revolving Credit Commitment, and (ii) the Global Swing Line Lender, in reliance upon the agreements of the Global Revolving Credit Lenders set forth in this Section 2.04, may in its sole discretion make loans in one or more Alternative Currencies (each such loan, a “Global Swing Line Loan”) to the Designated Foreign Borrowers (other than any Designated Foreign Borrower that is a Jersey Borrower) from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Global Swing Line Sublimit; provided that (A) after giving effect to any Swing Line Loan, (1) the Total Revolving Outstandings shall not exceed the Revolving Facility, (2) the Total U.S. Revolving Credit Outstandings shall not exceed the U.S. Revolving Credit Facility at such time, (3) the Total Global Revolving Credit Outstandings shall not exceed the Global Revolving Credit Facility at such time, (4) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. Swing Line Loans shall not exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment, and (5) the aggregate Outstanding Amount of the Global Revolving Credit Loans of any Global Revolving Credit Lender, plus such Global Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Global Swing Line Loans shall not exceed such Global Revolving Credit Lender’s Global Revolving Credit Commitment; (B) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan; and (C) the applicable Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each U.S. Swing Line Loan shall be a Base Rate Loan, and each Global Swing Line Loan shall be a Loan that bears interest based on (x) in the case of Global Swing Line Loans denominated in Canadian Dollars, the Canadian Prime Rate and (y) in the case of Global Swing Line Loans denominated in any other Alternative

Currency, the applicable Overnight Rate for Credit Extensions denominated in such Alternative Currency. Immediately upon the making of a Swing Line Loan, each U.S. Revolving Credit Lender or Global Revolving Credit Lender, as applicable, shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swing Line Lender a risk participation in such Swing Line Loan, in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)
Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s (in the case of U.S. Swing Line Loans) or a Designated Foreign Borrower’s (in the case of Global Swing Line Loans) irrevocable notice to the applicable Swing Line Lender and the Administrative Agent, which may be given by (i) telephone or (ii) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the applicable Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the applicable Swing Line Lender and the Administrative Agent not later than (A) 1:00 p.m. Eastern time, in the case of U.S. Swing Line Loans, or (B) 11:00 a.m. London time, in the case of Global Swing Line Loans on the requested borrowing date, and shall specify (1) the amount to be borrowed, which shall be a minimum of $100,000 (or, as applicable, the Alternative Currency Equivalent thereof), and (2) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the applicable Swing Line Lender of any Swing Line Loan Notice, such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the applicable Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any U.S. Revolving Credit Lender or Global Swing Line Lender, as applicable) prior to 2:00 p.m. (Eastern time, in the case of U.S. Swing Line Loans, or London time, in the case of Global Swing Line Loans) on the date of the proposed Swing Line Borrowing (A) directing the applicable Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, such Swing Line Lender will, not later than 3:00 p.m. (Eastern time, in the case of U.S. Swing Line Loans, or London time, in the case of Global Swing Line Loans) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of such Swing Line Lender in Same Day Funds.
(c)
Refinancing of Swing Line Loans.
(i)
Each Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lenders to so request on their behalf), that each applicable Revolving Lender make a Committed Loan in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Loans, but subject to the unutilized portion of the U.S. Revolving Credit Facility or the Global Revolving Credit Facility, as applicable, and the conditions set forth in Section 4.02. The applicable Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each applicable Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in the applicable currency in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the applicable Swing Line Lender at the Administrative Agent’s Office for payments denominated in the applicable currency not later than 1:00 p.m. (Eastern time, in the case of U.S. Swing Line Loans, or London time, in the case of Global Swing Line Loans) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.
(ii)
If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Committed Loans submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the applicable Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each applicable Revolving Lender’s payment to the Administrative Agent for the account of the applicable Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)
If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the applicable Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)
Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the applicable Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
(d)
Repayment of Participations.
(i)
At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by such Swing Line Lender.
(ii)
If any payment received by the applicable Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each applicable Revolving Lender shall pay to the applicable Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the applicable Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)
Interest for Account of Swing Line Lender. The applicable Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the applicable Swing Line Lender.
(f)
Payments Directly to Swing Line Lender. The applicable Borrower shall make all payments of principal and interest in respect of Swing Line Loans directly to the applicable Swing Line Lender.
2.05
Prepayments.
(a)
Optional.
(i)
Each Borrower may, upon notice from the Company to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Term SOFR Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of any Alternative Currency Loans, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Term SOFR Loans denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (iii) any prepayment of Alternative Currency Loans shall be in a minimum principal amount of the Alternative Currency Equivalent of $1,000,000 or a whole multiple of the Alternative Currency Equivalent of $500,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may be conditional on the effectiveness of a replacement credit agreement (or other similar document) or the receipt of proceeds of the issuance of Indebtedness or some other identifiable event or condition and may be revoked by the Company (by written notice to the Administrative Agent at least one (1) Business Day prior to the specified effective date) if such condition is not satisfied. Any prepayment of a Term SOFR Loan and any Alternative Currency Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this clause shall be applied to the principal repayment installments thereof in inverse order of maturity. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
(ii)
The Company may, upon notice to the applicable Swing Line Lender pursuant to delivery to such Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by such Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (Eastern time, in the case of U.S. Swing Line Loans, or London time, in the case of Global Swing Line Loans) on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 (or, as applicable, the Alternative Currency Equivalent thereof). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)
Mandatory.
(i)
If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility then in effect, the Borrowers shall promptly prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess~~; provided that the Company shall not be required~~ as follows: first, amounts shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, amounts shall be applied to the outstanding Revolving Loans, and, third, amounts shall be used to Cash Collateralize the remaining L/C Obligations ~~pursuant hereto unless after the prepayment in full of the Loans the Total Revolving Outstandings exceed the Revolving Facility then in effect~~. Such Cash Collateral shall be subject to reduction in accordance with Section 2.16.
(ii)
If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Global Revolving Credit Facility then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Global Revolving Credit Facility then in effect.
(iii)
If, within five (5) Business Days following any Disposition of property by any Loan Party permitted by Section 7.05(f), Consolidated Leverage Ratio, after giving pro forma effect to such Disposition, is greater than ~~4.00~~3.00:1.00 ~~and, so long as no Specified Event of Default exists, to the extent the Net Cash Proceeds in respect of such Disposition (or series of related Dispositions) are in excess of $250,000~~, the Borrowers shall prepay an aggregate principal amount of Loans equal to ~~75~~100% of such Net Cash Proceeds ~~immediately upon~~(such amount, the “Asset Sale Prepayment Amount”) within such time period after receipt thereof by such Person (such prepayments to be applied as set forth in ~~clause (iv~~clauses (v) and (vi) below).
(iv)
If, on the last Business Day of any calendar week, the aggregate amount of Unrestricted Cash of the Company and its Subsidiaries is greater than $70,000,000 (such amount in excess of $70,000,000, the “Excess Cash Amount”), the Borrowers shall, within three (3) Business Days of such last Business Day, prepay an aggregate principal amount of L/C Borrowings, Swingline Loans and Revolving Loans equal to 100% of the Excess Cash Amount (such prepayments to be applied as set forth in clause (vi) below).

(v)
~~(iv)~~ All prepayments of the Loans contemplated by clauses (iii) of this Section 2.05(b) shall be applied, first, to the principal repayment installments of the Term Loans in direct order of maturity~~. The amount remaining, if any, after the prepayment in full of all Term Loans, in full may be retained by Loan Parties for use in the ordinary course of their business.~~  and, second (subject to Section 2.05(b)(ii)), ratably to the Revolving Facility in the manner set forth in clause (vi) below. Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.
(vi)
Except as otherwise provided in Section 2.17, prepayments of L/C Borrowings, Swingline Loans and Revolving Loans made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans and second, shall be applied to the outstanding Revolving Loans; and, in the case of prepayments of the Revolving Facility with any Asset Sale Prepayment Amount required pursuant to clause (iii) of this Section 2.05(b), the Revolving Commitment shall be automatically and permanently reduced by the Asset Sale Prepayment Amount that has not been applied to the Term Loans as set forth in, and subject to the provisions of, Section 2.06(b)(ii).
(vii)
~~(v)~~ Notwithstanding any of the other provisions of clause (iii) of this Section 2.05(b), so long as no Specified Event of Default shall have occurred and be continuing if, on any date on which a prepayment would otherwise be required to be made pursuant to clause (iii) of this Section 2.05(b), the aggregate amount of Net Cash Proceeds received from and after the Third Amendment Effective Date required by such clause to be applied to prepay Loans on such date is less than or equal to $2,500,000, the Company may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts received from and after the Third Amendment Effective Date and otherwise required under clause (iii) of this Section 2.05(b) to be applied to prepay Loans exceeds $2,500,000. During such deferral period the Company may apply all or any part of such aggregate amount to prepay Revolving Loans and may, subject to the fulfillment of the applicable conditions set forth in Article IV, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.05(b). Upon the occurrence of a Specified Event of Default during any such deferral period, the Company shall immediately prepay the Loans in the amount of all Net Cash Proceeds received by the applicable Loan Party and other amounts, as applicable, that are required to be applied to prepay Loans under this Section 2.05(b) (without giving effect to the first and second sentences of this clause (~~v~~vii)) but which have not previously been so applied.
2.06
Termination or Reduction of Commitments. ~~(a)~~
(a)
Optional. The Company may, upon notice to the Administrative Agent, terminate the Global Revolving Credit Facility, the U.S. Revolving Credit Facility, the Letter of Credit Sublimit, the Global Swing Line Sublimit or the U.S. Swing Line Sublimit, or from time to time permanently reduce the Global Revolving Credit Facility, the U.S. Revolving Credit Facility, the Letter of Credit Sublimit, the Global Swing Line Sublimit or the U.S. Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce (A) the U.S. Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total U.S. Revolving Credit Outstandings would exceed the U.S. Revolving Credit Facility, (B) the Global Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Global Revolving Credit Outstandings would exceed the Global Revolving Credit Facility, (C) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C

Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (D) the U.S. Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of U.S. Swing Line Loans would exceed the U.S. Swing Line Sublimit or (E) the Global Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Global Swing Line Loans would exceed the Global Swing Line Sublimit, and (iv) if, after giving effect to any reduction of the applicable Revolving Facility, the Letter of Credit Sublimit, the Designated Foreign Borrower Sublimit, the U.S. Swing Line Sublimit or the Global Swing Line Sublimit (in any case, as applicable) exceeds the amount of such Revolving Facility, such sublimit shall be automatically reduced by the amount of such excess; and provided, further, that such notice may be conditional on the effectiveness of a replacement credit agreement (or other similar document) or the receipt of proceeds of the issuance of Indebtedness or some other identifiable event or condition and may be revoked by the Company (by written notice to the Administrative Agent at least one (1) Business Day prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the applicable Revolving Facility or sublimit under this clause (a). The amount of any reduction of the U.S. Revolving Credit Facility shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the applicable Revolving Facility shall be applied to the Commitment of each applicable Revolving Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of either Revolving Facility shall be paid on the effective date of such termination.
(b)
Mandatory.
(i)
~~(b)~~ The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.
(ii)
The Revolving Commitments shall be automatically and permanently reduced on each date on which the prepayment of L/C Borrowings, Swingline Loans or Revolving Loans outstanding thereunder is required to be made pursuant to Section 2.05(b)(iii) by an amount equal to the Asset Sale Prepayment Amount not applied to Term Loans; provided that, notwithstanding the foregoing provisions of this clause (b)(ii) and Section 2.05(b), in no event shall the Revolving Commitment be reduced in the aggregate, pursuant to this clause (b)(ii), to less than $500,000,000.
2.07
Repayment of Loans.
(a)
Term Loans. The Company shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding on the last day of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2022) in an amount equal to $1,875,000 (which amount shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02; provided that (i) the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date and (ii) (A) if any principal repayment installment to be made by the Company (other than principal repayment installments on Term SOFR Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be, and (B) if any principal repayment installment to be made by the Company on a Term SOFR Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.

(b)
Revolving Loans. Each Borrower shall repay to (i) the U.S. Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all U.S. Revolving Credit Loans made to such Borrower outstanding on such date and (ii) the Global Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all Global Revolving Credit Loans made to such Borrower outstanding on such date.
(c)
Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.
2.08
Interest. (a) Subject to the provisions of clause (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate; (v) each U.S. Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (vi) each Global Swing Line Loan (Euro) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to €STR plus the Applicable Rate; and (vii) each Global Swing Line Loan (Sterling) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate.
(b)
(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)
If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)
Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)
Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(v)
Unpaid interest due by a Belgian Loan Party will be compounded with that overdue amount only if, in accordance with article 1154 of the Belgian Civil Code that interest is due for a period of at least one year, but will remain immediately due and payable.
(c)
Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)
For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
2.09
Fees. In addition to certain fees described in clauses (h) and (i) of Section 2.03:
(a)
Commitment Fee. The Company shall pay to the Administrative Agent for the account of each (i) U.S. Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee (the “U.S. Commitment Fee”) in Dollars equal to the Applicable Rate times the actual daily amount by which the U.S. Revolving Credit Facility exceeds the sum of (A) the Outstanding Amount of U.S. Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; and (ii) Global Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee (the “Global Commitment Fee”) in Dollars equal to the Applicable Rate times the actual daily amount by which the Global Revolving Credit Facility exceeds the Outstanding Amount of Global Revolving Credit Loans. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be taken into consideration in determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)
Other Fees. (i) The Company shall pay to the Administrative Agent for its own account, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)
Each Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10
Computations; Retroactive Adjustments.
(a)
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR, for loans denominated in Alternative Currencies and Global Swing Line Loans (Sterling)) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including with respect to the Global Swing Line Loans (Euro) shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)
If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this clause shall survive for a period of 180 days following the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11
Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)
In addition to the accounts and records referred to in clause (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12
Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the

Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)
(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Term SOFR Loans or Alternative Currency Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)
Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) such Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)
Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)
Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)
Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13
Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(i)
if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)
the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed

Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14
Designated Borrowers. (a) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion), designate any additional wholly-owned Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower (including, in the case of any Foreign Subsidiary, as a Designated Foreign Borrower) to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein (i) the Administrative Agent and the Lenders (including, for the avoidance of doubt, the U.S. Swing Line Lender and the Global Swing Line Lender) that are to provide Commitments and/or Loans in favor of an Applicant Borrower must each agree to such Applicant Borrower becoming a Borrower, (ii) the Administrative Agent and the Lenders (including, for the avoidance of doubt, the U.S. Swing Line Lender and the Global Swing Line Lender) shall have received such supporting resolutions, incumbency certificates, opinions of counsel, documents of the type referred to in clauses (iii), (iv) and (v) of Section 4.01(a) and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent or the Required Lenders in their reasonable discretion (including, for the avoidance of doubt, any “know your customer” or similar identification information reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied that it has complied with the results of all necessary “know your customer” or other similar checks under all applicable Laws, and such compliance has been confirmed), and Notes signed by such new Borrowers to the extent any Lenders so require, and (iii) without limitation of the foregoing, any such Applicant Borrower that is a direct or indirect Foreign Subsidiary of the Company shall have complied with the requirements of Section 6.12(c) to the extent required by the Administrative Agent in its reasonable discretion (the requirements in clauses (i) (ii) and (iii) are, collectively, the “Designated Borrower Requirements”). If the Designated Borrower Requirements are met, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.
(b)
Except as specifically provided herein or any other Loan Document, the Obligations of each of the Designated Borrowers shall be joint and several in nature (unless such joint and several liability (i) shall result in adverse tax consequences to any such Designated Borrower or (ii) is not permitted by any Law applicable to such Designated Borrower, in which either such case, the liability of such Designated Borrower shall be several in nature) regardless of which such Person actually receives Credit Extensions hereunder or the amount of such Credit Extensions received or the manner in which the Administrative Agent, the L/C Issuer or any Lender accounts for such Credit Extensions on its books and records. Each of the obligations of each Designated Borrower with respect to Credit Extensions made to it, and each such

Designated Borrower’s obligations arising as a result of the joint and several liability (if any) of such Designated Borrower hereunder, with respect to Credit Extensions made to and other Obligations owing by the other Designated Borrowers hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each such Designated Borrower.
(c)
Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(d)
The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion), terminate a Designated Borrower’s status as such; provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status. The Administrative Agent shall, within 15 days of receipt of a written request of the Company, take such action and execute such documents as the Company shall reasonably request, at the sole cost and expense of the Company, to give effect to the termination, release and discharge of such former Designated Borrower’s obligations as a Designated Borrower (and the release of all Liens on the assets of such former Designated Borrower securing the Obligations), in each case so long as no Default has occurred and is continuing.
2.15
Increase in Commitments.
(a)
Request for Increase. Provided there exists no Event of Default, upon notice to the Administrative Agent, the Company may from time to time request (x) an increase in the U.S. Revolving Credit Facility and/or the Global Revolving Credit Facility and/or (y) the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment”) by an amount (after giving effect to all increases under clauses (x) and (y)) not exceeding (a) $300,000,000 in the aggregate (for all such requests), plus (b) the aggregate amount of any voluntary prepayments, repurchases, redemptions or other retirements of the Term Loans, Incremental Term Loans or Revolving Commitments (in each case, together, in the case of any Indebtedness constituting revolving indebtedness, voluntary permanent reductions of such revolving credit commitments on a dollar-for-dollar basis) effected after the Closing Date (but excluding (A) any prepayment of such Indebtedness with the proceeds of substantially concurrent borrowings of new Loans hereunder (other than borrowings under the Revolving Facility), (B) any reduction of such revolving commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder and (C) prepayments with the proceeds of substantially concurrent incurrence of other long-term Indebtedness (other than borrowings under the Revolving Facility)); provided that any such request for an increase shall be in a minimum amount of $25,000,000.
(b)
Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to (i) increase its applicable Revolving Commitment or (ii) provide an Incremental Term Commitment, and, if so, whether by an amount equal to, greater than, or less than its

Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined any such requested increase.
(c)
Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, and, in the case of any increase in either Revolving Facility, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)
Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)
Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent (for distribution to the Lenders) a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrowers shall be deemed to prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) and reborrow Committed Loans in the equivalent amount to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
(f)
Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to this Section 2.15 shall be as follows:
(i)
terms and provisions of incremental Term Loans made pursuant to the Incremental Term Commitment (the “Incremental Term Loans”) shall be, except as otherwise set forth herein or in the applicable joinder, identical to the Term Loans (it being understood that Incremental Term Loans may be a part of the Term Loans) and to the extent that the terms and provisions of Incremental Term Loans are not identical to the Term Loans (except to the extent permitted by clause (iii), (iv) or (v) below) they shall be (i) reasonably satisfactory to the Administrative Agent or (ii) to the extent any new financial or other covenant is added, or modified to be more restrictive, for the benefit of Incremental Term Loans, such covenant or more restrictive provision shall be permitted and automatically added to this Agreement for the benefit of any existing Term Loans and the Revolving Facility; provided that in any event the Incremental Term Loans must comply with clauses (iii), (iv) and (v) below;
(ii)
the terms and provisions of Revolving Loans made pursuant to new Commitments under this Section shall be identical to the applicable Revolving Loans (whether Global Revolving Credit Loans or U.S. Revolving Credit Loans);

(iii)
the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the then existing Term Loans;
(iv)
the maturity date of Incremental Term Loans shall not be earlier than the Maturity Date for Term Loans;
(v)
the Applicable Rate for Incremental Term Loans shall be determined by the Company and the Lenders of the Incremental Term Loans; provided that, in the event that (A) such Incremental Term Loans are incurred prior to the first anniversary of the Closing Date and (B) the Applicable Rate for any Incremental Term Loan is greater than the Applicable Rate for the Term Loans by more than fifty (50) basis points, then the Applicable Rate for the Term Loans shall be increased to the extent necessary so that the Applicable Rate for the Incremental Term Loans is equal to the Applicable Rate for the Term Loans plus fifty (50) basis points, and the Applicable Rate for Revolving Loans (at each point in the table set forth in the definition of “Applicable Rate,” to the extent applicable) shall be increased by the same number of basis points as the Applicable Rate for the Term Loan is increased; provided further that, in determining the Applicable Rate applicable to the Term Loans and the Incremental Term Loans, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the applicable Borrowers to the Lenders of the Term Loans or the Incremental Term Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the Arranger (or its respective affiliates) in connection with the Term Loans or to one or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded; and (z) if Term SOFR or Base Rate “floor” for the Incremental Term Loans is greater than Term SOFR or Base Rate “floor,” respectively, for the existing Term Loans, the difference between such floor for the Incremental Term Loans and the existing Term Loans shall be equated to an increase in the Applicable Rate for purposes of this clause (v).
(g)
Making of Incremental Term Loans. On any Increase Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term Loan to the Company in an amount equal to its new Commitment.
(h)
Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans or Term Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans and Term Loans made pursuant to this Section.
2.16
Cash Collateral.
(a)
Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)
Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.05, 2.17 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)
Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided that (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.17
Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swing Line Lenders hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the

Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or any Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
Certain Fees.
(A)
No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)
Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.
(C)
With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (or shall cause the applicable Designated Borrower to) (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)
Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the applicable Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)
Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.
(b)
Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.18
Designated Lenders. Each of the Administrative Agent, the L/C Issuer and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Credit Extension in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, all provisions applicable to a Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender; provided that for the purposes only of voting in connection with any Loan Document, any participation by any Designated Lender in any outstanding Credit Extension shall be deemed a participation of such Lender.
2.19
Sustainability Adjustments.
(a)
ESG Amendment. After the Closing Date, Company, in consultation with the Sustainability Coordinator, shall be entitled to establish two (2) key performance indicators (individually, a “KPI” and collectively, the “KPIs”) with respect to certain environmental, social and governance (“ESG”)

targets of the Company and its Subsidiaries. The Sustainability Coordinator and Company may amend this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating the KPIs and the other related provisions (the “ESG Pricing Provisions”) into this Agreement, and any such amendment shall become effective at 5:00 p.m., New York City time, on the tenth (10th) Business Day after the Administrative Agent shall have posted such proposed ESG Amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent (who shall promptly notify the Company) written notice that such Required Lenders object to such ESG Amendment. In the event that the Required Lenders deliver a written notice objecting to any such ESG Amendment, an alternative ESG Amendment may be effectuated with the consent of the Required Lenders, Company and the Sustainability Coordinator. Upon the effectiveness of any such ESG Amendment, based on the Company’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) to the otherwise applicable Commitment Fee, Applicable Rate for Base Rate Loans, Global Swing Line Loans, Term SOFR Loans, Alternative Currency Loans, and Letter of Credit Fees will be made as follows:
(A)
if both KPIs have been established and are met (x) the applicable Commitment Fee shall decrease by 0.01% and (y) the Applicable Rate for all Loans and Letter of Credit Fees shall decrease by 0.05%;
(B)
if one KPI has been established and is met (x) the applicable Commitment Fee shall decrease by 0.005% and (y) the Applicable Rate for all Loans and Letter of Credit Fees shall decrease by 0.025%;
(C)
if one KPI has been established and is not met (x) the applicable Commitment Fee shall increase by 0.005% and (y) the Applicable Rate for all Loans and Letter of Credit Fees shall increase by 0.025%;
(D)
if both KPIs have been established and neither KPI is met (x) the applicable Commitment Fee shall increase by 0.01% and (y) the Applicable Rate for all Loans and Letter of Credit Fees shall increase by 0.05%; and
(E)
if both KPIs have been established and only one KPI is met, no adjustments to the Commitment Fee or the Applicable Rate shall be made.

Notwithstanding the foregoing, in no event shall the Commitment Fee or the Applicable Rate for any Loan or Letter of Credit Fee be less than zero. The pricing adjustments pursuant to the KPIs will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and is to be agreed between Company and the Sustainability Coordinator (each acting reasonably).

Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Required Lenders so long as such modification does not have the effect of adjusting the Applicable Rate for Loans, Letter of Credit Fees, or the Commitment Fee to a level not otherwise permitted by this Section 2.19(a).

(b)
Sustainability Coordinator. The Sustainability Coordinator will (i) assist Company in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist Company in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.
(c)
Conflicting Provisions. This Section shall supersede any provisions in Section 10.01 to the contrary.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY
3.07
Taxes.
(a)
Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the respective Loan Parties under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or any Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to clause (e) of this Section.
(ii)
If any Loan Party or the Administrative Agent shall be required by the Code or regulations thereunder to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment and such Loan Party’s requirement to withhold or deduct such Taxes can be satisfied by the Administrative Agent making such withholding or deduction (as determined in good faith discretion of the Administrative Agent), then (A) the Loan Party or the Administrative Agent shall withhold or make such deductions, as are determined by the Loan Party or the Administrative Agent to be required taking into account the information and documentation it has received pursuant to clause (e) of this Section, if any, (B) the Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)
If any Loan Party or the Administrative Agent shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, other than Taxes described in clause (a)(ii) above, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions, as are determined by the Administrative Agent to be required taking into account the information and documentation it has received pursuant to clause (e) of this Section, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)
Payment of Other Taxes by the Loan Parties. Without limiting the provisions of clause (a), each Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)
Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
(ii)
Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent or a Borrower to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(c)(ii).
(d)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.
(e)
Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)
Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)
any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company on behalf of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company on behalf of such Borrower or the Administrative Agent), whichever of the following is applicable:
(I)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as may be applicable, in each case establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as may be applicable, in each case establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)
executed originals of IRS Form W-8ECI;
(III)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as may be applicable; or
(IV)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company on behalf of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company on behalf of such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company on behalf of such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)
Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(f)
Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause, in no event will the indemnified party be required to pay any amount to any indemnifying party pursuant to this clause the payment of which would place the indemnified party in a less favorable net after-Tax position than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any indemnifying party or any other Person.
(g)
Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender of the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(h)
For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “Applicable Law” includes FATCA.
3.08
Illegality.
(a)
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon a Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to determine or charge interest rates based upon a Relevant Rate purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Company (through the Administrative Agent), (i) any obligation of such Lender to make or continue Term SOFR Loans or make or maintain Alternative Currency Loans in the affected currency or currencies, to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans or Alternative Currency Loans, as applicable in the affected currency or currencies or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), in each case, immediately, or, in the case of Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Alternative Currency Term Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Alternative Currency Term Rate Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
(b)
If, in any applicable jurisdiction, the Administrative Agent, the L/C Issuer or any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, the L/C Issuer or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund, hold a commitment or maintain its participation in any Loan or Letter of Credit or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Credit Extension to any Designated Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law), (B) to the extent applicable to the L/C Issuer, Cash Collateralize that portion of applicable L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized and (C) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
3.09
Inability to Determine Rates.
(a)
Inability to Determine SOFR. If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to a Term SOFR Loan or an Alternative Currency Loan or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.03(b) or Section 3.03(c) and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date, or the SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.
(a)
Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans or Loans in the affected currencies, as applicable, shall be suspended in each case to the extent of the affected Term SOFR Loans, Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
(b)
Upon receipt of such notice, (i) the Company may revoke any pending request for a Borrowing of, or conversion to Term SOFR Loans, or

Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such Borrowing request and (ii)(A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.
(b)
Replacement of Term SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)
adequate and reasonable means do not exist for ascertaining Term SOFR because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)
the CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month interest period of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest period of Term SOFR after such specific date (the latest date on which one month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”). Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)
Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)
adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than Term SOFR) under this Agreement is available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)
the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to the Non-SOFR Successor Rate for an Agreed Currency (other than Dollars) then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)
Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Company.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.0%, the Successor Rate will be deemed to be 0.0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

(e)
For the purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.
3.10
Increased Costs.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;
(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)
impose on any Lender or the L/C Issuer or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to Term SOFR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the L/C Issuer, or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the L/C Issuer, or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the L/C Issuer, or other Recipient, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender, the L/C Issuer, or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the L/C Issuer, or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.11
Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent and including a reasonably detailed calculation thereof) from time to time, the

Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)
any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period, relevant interest payment date or payment period, as applicable, for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)
any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower; or
(c)
any assignment of a Term SOFR Loan or an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any actual loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate Loan for such Loan by a matching deposit or other borrowing in the offshore interbank market for Dollars a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.

3.12
Mitigation Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of such Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)
Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 10.13, provided that the new Lender is a Non-Public Lender.

3.13
Survival. All of the obligations of the Borrowers under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.

CONDITIONS PRECEDENT TO Credit Extensions
4.07
Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)
The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies of originals (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):
(i)
executed counterparts of this Agreement, the Security Agreement, the Company Guaranty, the Subsidiary Guaranty, and each Note (to the extent any such Note has been requested at least two Business Days prior to the Closing Date);
(ii)
executed Perfection Certificate for each of the Loan Parties;
(iii)
a Committed Loan Notice with respect to the Loans to be made on the Closing Date;
(iv)
(i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that attached thereto are (x) a true and complete copy of the certificate or articles of incorporation, formation or organization of such Loan Party certified by the relevant authority of its jurisdiction of organization, which certificate or articles of incorporation, formation or organization have not been amended (except as attached thereto) since the date reflected thereon, (y) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date, which by-laws or operating, management, partnership or similar agreement are in full force and effect, and (z) a true and complete copy of the resolutions or written consent of its Board of Directors authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party on the Closing Date and (ii) a good standing (or equivalent) certificate dated as of a recent date for each Loan Party from the relevant authority of its jurisdiction of organization; and
(v)
a customary opinion of Simpson Thacher & Bartlett LLP, special New York counsel to the Loan Parties, addressed to the Administrative Agent and each Lender as of the Closing Date.
(b)
The Administrative Agent and the Lenders shall have received from the Company an annual business plan and budget of the Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, in form satisfactory to the Administrative Agent and the Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on an annual basis for 2022, 2023, 2024, 2025 and 2026.
(c)
Any fees required to be paid on or before the Closing Date shall have been paid.
(d)
The Administrative Agent and the Arrangers shall have received all documentation and other information about any Loan Party that shall have been reasonably requested in writing by the Administrative Agent (including on behalf of the initial Lenders) or the Arrangers at least ten Business Days in advance of the Closing Date, which documentation or other information the Arrangers have reasonably determined is required by US regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(e)
Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.08
Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) is subject to the following conditions precedent:
(a)
The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of such earlier date and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.03 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)
No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
(c)
The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)
If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent and any Lender, to the extent required by Section 2.14.
(e)
In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.
(f)
Both before and after giving pro forma effect to such proposed Credit Extension (including the anticipated application of the proceeds thereof (as reasonably determined by the Company in good faith and detailed in the applicable Request for Credit Extension)), the aggregate amount of Unrestricted Cash of the Company and its Subsidiaries shall not exceed $70,000,000.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) ~~and~~, (b) and (f) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.07
Organization and Power.
(a)
Each Loan Party (i) is duly organized, incorporated or established, validly existing and in good standing (to the extent such concept exists in such jurisdiction) under the laws of the jurisdiction of its formation, incorporation or establishment; (ii) has all requisite power to own or lease its assets and carry on its business as now conducted; (iii) is in good standing (where such concept exists in such jurisdiction) and is duly qualified to do business in every jurisdiction wherein the conduct of its business requires such qualification; except in each case referred to in clause (ii) and (iii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iv) has all requisite power to execute, deliver and perform each of the Loan Documents to which it is a party.
(b)
Except, in any case, as could not reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company which is not a Loan Party (other than Excluded Subsidiaries) (i) is duly organized, incorporated or established, validly existing and in good standing (to the extent such concept exists in such jurisdiction) under the laws of the jurisdiction of its formation, incorporation or establishment; (ii) has all requisite power and authority to own or lease its properties and to carry on its business; and (iii) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification.
5.08
Authorization; Enforceable Obligations.
(a)
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, the Borrowings and the other extensions of credit to the Borrowers hereunder, and the execution, delivery and performance by each Subsidiary Guarantor of the Loan Documents to which such Subsidiary Guarantor is a party, (i) have been duly authorized by all requisite corporate, limited partnership or limited liability company action, (ii) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (A) any provision of Law applicable to such Loan Party, or the Organization Documents of such Loan Party or (B) any order of any court or other Governmental Authority binding on such Loan Party or any indenture, agreement or other instrument to which such Loan Party is a party, or by which such Loan Party or any of its property is bound and (iii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, which conflict, breach or default could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of such Loan Party other than as contemplated by the Loan Documents.
(b)
This Agreement and each other Loan Document to which each Loan Party is a party has, in each case, been duly executed and delivered by such Loan Party, and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors’ rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.
5.09
Financial Condition; No Material Adverse Effect.
(a)
The Company has heretofore furnished to each Lender the Audited Financial Statements. The Audited Financial Statements were prepared in conformity with GAAP, except as otherwise expressly indicated therein, including the notes thereto, and such financial statements fairly present in all material respects the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate.
(b)
Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(c)
The financial projections delivered pursuant to Section 6.01(c) ~~were~~and the business plan delivered pursuant to Section 6.01(d) were, in each case, prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company’s reasonable estimate of its future financial condition and performance; it being understood that (i) such forecasted balance sheets, statements of income and cash flows (A) are as to future events and are not to be viewed as facts and (B) are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company and its Subsidiaries, and (ii) no assurance can be given that any particular projections contained in such forecasted balance sheets, statements of income or cash flows will be realized and that actual results during the period or periods covered thereby may differ significantly from the projected results and such differences may be material.
(d)
On the Closing Date, the Company and its Subsidiaries (on a consolidated basis) are, Solvent.
5.10
Taxes. The Company and each Subsidiary has filed all federal, and other material state, provincial and other tax returns and reports required to be filed, and the Company and each Subsidiary has paid all federal and other material, state, provincial and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Company or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to the Company or any Subsidiary.

5.11
Title to Properties. The Company and each Subsidiary has good title to its respective properties and assets reflected on the financial statements referred to in Section 5.03, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business and except as could not reasonably be expected to have a Material Adverse Effect, and all such properties and assets are free and clear of all Liens other than Permitted Liens.
5.12
Litigation.
(a)
There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any such Subsidiary or against any of their properties or assets at law, in equity, in arbitration or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which could reasonably be expected to result in a Material Adverse Effect.
(b)
Neither the Company nor any Subsidiary is in default with respect to or has breached or otherwise violated any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority binding on such Person which could reasonably be expected to result in a Material Adverse Effect.
5.13
Agreements. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person, which default could reasonably be expected to have a Material Adverse Effect.
5.14
ERISA Compliance.
(a)
Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws and (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is covered by an opinion letter to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)
There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)
Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) other than with respect to any Exempted ERISA Subsidiary and its Pension Plans in existence at the time it becomes a Subsidiary, as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)
Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.
(e)
As of the Closing Date, neither the Company nor any ERISA Affiliate is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
5.15
Margin Regulations; Investment Company Act.
(a)
Neither the Company nor any Subsidiary is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)
The proceeds of each Loan and each other Credit Extension shall be used solely for the purposes permitted under Section 6.11, and no part of any such the proceeds will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes.
(c)
Neither the Company nor any other Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.16
Approvals. Except as may have been obtained or made on or prior to the Closing Date (and which remain in full force and effect on the Closing Date), no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
5.17
Subsidiaries. Attached hereto as Schedule 5.11 is a correct and complete list as of the Closing Date of each of the Company’s Subsidiaries showing as to each Subsidiary, its name, the jurisdiction of its incorporation, establishment or formation, its shareholders or other owners of an interest in each Subsidiary (other than natural Persons) and the number of outstanding shares or other ownership interests owned by each shareholder or other owner of an interest. All of the outstanding Equity Interests in each of the Subsidiaries have been validly issued, are fully paid and nonassessable and, with respect to such Equity Interests constituting Collateral, are free and clear of all Liens (other than Permitted Liens).
5.18
Environmental Compliance. Except as could not reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary are in compliance with all applicable Environmental Laws, and neither the Company nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any such Subsidiary in any manner which violates any applicable Environmental Law.

5.19
No Default. No Default or Event of Default has occurred and is continuing.
5.20
Permits and Licenses. The Company and each Subsidiary each has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate its businesses, except those the failure of which to have, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.21
Compliance with Law. The Company and each Subsidiary are in compliance with all laws, rules, regulations, orders and decrees which are applicable to it, or to any of its properties, except those the failure of which to comply with, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.22
Disclosure. As of the Closing Date, the Loan Documents and the other documents, certificates and written statements furnished to the Arrangers, the Administrative Agent, the L/C Issuer, or any Lender by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, when taken as a whole and together with the public filings of the Company, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which they were made, provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.
5.23
Labor Disputes and Acts of God. Neither the business nor the properties of the Company or any Subsidiary is (i) engaged in any strike, lockout or other labor dispute or (ii) currently affected by or subject to any fire, explosion, accident, drought, storm, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), in each case, which could reasonably be expected to have a Material Adverse Effect.
5.24
Sanctions and Anti-Corruption Laws.
(a)
Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority, including the Government of Canada or (iii) located, organized or resident in a Designated Jurisdiction. The Company and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
(b)
Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.25
Intellectual Property; Licenses, Etc. Except as could not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries own, or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person and (ii) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened.
5.26
EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
5.27
Covered Entities. No Loan Party is a Covered Entity.
ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations not yet due and owing) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.07
Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
(a)
within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, retained earnings and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or another independent certified public accountant of nationally recognized standing (the “Auditor”), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification or exception or any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, with respect to, or resulting from, (i) the maturity of the Loans hereunder occurring within one year from the time such opinion is delivered, (ii) any actual or potential inability to satisfy a financial maintenance covenant under this Agreement in any future period, and/or (iii) a change in accounting principles or practices reflecting a change in GAAP and required or approved by such independent public accountants);
(b)
within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, the related unaudited consolidated statements of income for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related unaudited consolidated statements of changes in shareholders’ equity and cash flows for the portion of the Company’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries as of the end of such fiscal quarter and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; ~~and~~
(c)
no later than concurrently with the delivery of the financial statements referred to in clause (a) above, copies of the Company’s annual financial projections, on a quarterly basis with respect to the next succeeding fiscal year (it being recognized by the Administrative Agent and the Lenders that future results included in such projections shall not be viewed as facts and that actual results may differ from projected results)~~.~~; and

(d)
on or prior to November 14, 2025, a copy of the long-term business plan forecast of the Company and its Subsidiaries, which shall include quarterly forecasted amounts through the quarter ending December 31, 2026 including detailed supporting assumptions reasonably acceptable to the Administrative Agent and, in any event, in similar form and substance to the model delivered to the Administrative Agent on August 29, 2025.
6.08
Certificates; Other Information. Deliver to the Administrative Agent and each Lender:
(a)
concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes); ~~and~~
(b)
promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request, including information and documentation reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent) for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Beneficial Ownership Regulation~~.~~; and
(c)
from and after the Fourth Amendment Effective Date, on a biweekly basis (i.e., every two weeks), a reasonably detailed, written update regarding the status of the ongoing strategic alternatives review that the Company is undertaking with the assistance of the Company’s investment banking advisor.

Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: the Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will, upon the Administrative Agent’s reasonable request, use commercially reasonable efforts to identify that portion of (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, unless and until the Company and the Administrative Agent otherwise agree, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC, and no Borrower Materials shall be posted on the portion of the Platform designated for “Public Side Information.”

6.09
Notices. Promptly after a Responsible Officer of the Company obtains actual knowledge thereof, notify the Administrative Agent, for further notification to each Lender, of:
(a)
the occurrence of any Default;
(b)
the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws that has resulted or would reasonably be expected to result in a Material Adverse Effect;
(c)
the occurrence of any ERISA Event; and
(d)
any material change in accounting policies or financial reporting practices by the Company, including any determination by the Company referred to in Section 2.10(b); and

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.10
Payment of Taxes. Pay and discharge as the same shall become due and payable all tax liabilities, assessments and government charges or levies upon it or its properties or assets, except where (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, or (b) where the failure to make payment could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.
6.11
Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization incorporation or establishment except in a transaction permitted by Section 7.04 or 7.05, and, other than with respect to the Loan Parties, except as could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.12
Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.13
Maintenance of Insurance. Maintain with financially sound and reputable insurance companies (in the good faith judgment of the management of the Company), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance which and the Company believes (in the good faith judgment of management of the Company) is reasonable and prudent in light of the size and nature of its business) as the Company believes (in the good faith judgment of the management of the Company) are reasonable and prudent in light of the size and nature of its business . Not later than 60 days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), all such insurance shall (a) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and (b) name the Administrative Agent as additional insured (in the case of liability insurance) or lender’s loss payable (in the case of property insurance).
6.14
Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.15
Books and Records. Maintain adequate records and proper books of record and account, in which complete and correct entries in all material respects and in conformity with GAAP (or applicable local standards) consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.
6.16
Inspection Rights.
(a)
Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties (provided that with respect to any leased property, such inspection shall not violate the terms of the applicable lease after giving effect to any notification requirements contained therein with which the Company or applicable Subsidiary hereby agrees to comply), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default and only one such visitation and inspection shall be at the reasonable expense of the Company; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and upon reasonable advance notice.
(b)
Without limiting the foregoing, from and after the Fourth Amendment Effective Date, provide the Financial Advisor reasonable access to the Company and its Subsidiaries (and its and its Subsidiaries’ officers, appropriate employees, and books and records) upon reasonable advance notice, and shall take reasonable efforts to otherwise cooperate in all respects with the Financial Advisor, and cause its and its Subsidiaries’ officers and appropriate employees to so cooperate, in each case in connection with the Financial Advisor’s ongoing financial, operation and related diligence of the Company and its Subsidiaries on behalf of the Administrative Agent and the Lenders.
6.17
Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of this Agreement.
6.18
Additional Subsidiary Guarantors; Additional Security.
(a)
If any additional Subsidiary is formed or acquired after the Closing Date or any Subsidiary ceases to be an Excluded Subsidiary, the Company will, within 30 days after such newly formed or acquired Subsidiary is formed or acquired (unless such Subsidiary is an Excluded Subsidiary), notify the Administrative Agent thereof, and will and will cause such Subsidiary and the other Loan Parties to take all actions (if any) required to satisfy the Collateral and Guarantee Requirement with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party within 30 days after such notice (or such longer period as the Administrative Agent shall reasonably agree).
(b)
The Company will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.
(c)
Upon any Foreign Subsidiary becoming a Designated Foreign Borrower, subject to the last paragraph in the definition of Collateral and Guarantee Requirement, cause such Person to, on or before the date such Person becomes a Designated Foreign Borrower,
(i)
at the reasonable request of the Administrative Agent, deliver to the Administrative Agent documents of the types referred to in Section 4.01(a)(iv) as are customary with respect to such Borrower’s jurisdiction and favorable opinions of counsel to such Person,;
(ii)
at the reasonable request of the Administrative Agent, duly execute and deliver to the Administrative Agent, and cause each direct and indirect wholly-owned Subsidiary thereof that is organized in the same jurisdiction and not an Excluded Subsidiary to execute and deliver to the Administrative Agent, to the extent permitted by applicable Law, such security and pledge agreements, including security and pledge agreements under applicable local law, securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such interests and personal properties; and
(i)
at the reasonable request of the Administrative Agent, take action (including the filing of the local jurisdiction equivalent of Uniform Commercial Code financing statements and delivery of all certificates, if any, representing the Equity Interests in and of such Designated Foreign Borrower) that is customary and necessary to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties (other than any Excluded Assets) purported to be subject to such security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms.

~~6.13 Designation as Senior Debt. Designate all Obligations as “Designated Senior Debt” under, and defined in, any Subordinated Debt Documents.~~

6.19
[Intentionally Omitted].
6.20
Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Designated Foreign Borrower is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.
6.21
Further Assurances. Promptly upon the reasonable request by the Administrative Agent, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.
6.22
Information Regarding Collateral. Furnish to the Administrative Agent prompt written notice (which shall in any event be provided by the earlier of (x) 30 days after such change (or such longer notice period agreed to by the Administrative Agent) and (y) 15 days prior to the date on which the perfection of the liens under the Collateral Documents would (absent additional filings or other actions) lapse, in whole or in part, by reason of such change) of any change in (i) any Loan Party’s legal name, (ii) any Loan Party’s jurisdiction of incorporation or organization or (iii) any Loan Party’s identity or type of organization or corporate structure. Each Loan Party agrees to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.
6.23
Post-Closing Date Obligations. Execute and deliver the agreements, documents and other instruments, and complete the tasks set forth on Schedule 6.17, in each case, within the time limits specified on such schedule (or such longer period of time as the Administrative Agent may agree in its reasonable discretion).
6.24
Anti-Corruption Laws; Sanctions. Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.
ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations not yet due and owing) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01
Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)
Liens pursuant to any Loan Document or otherwise securing any Obligation;

(b)
Liens existing on the ~~Closing~~Fourth Amendment Effective Date securing Indebtedness or other obligations; provided that in the case of Liens in excess of $5,000,000 (individually) shall be set forth on Schedule 7.01; provided, further, that (i) such Lien does not extend to any additional property other than after-acquired property that is affixed or incorporated into the property covered by such Lien, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);
(c)
Liens securing Indebtedness permitted by Section 7.03(f); provided that no notice of Lien has been filed or recorded under the Code;
(d)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’ or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if reserves or other appropriate provisions are maintained on the books of the applicable Person in accordance with GAAP;
(e)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, including obligations in respect of letters of credit or similar instruments that have been posted to support the same;
(f)
Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts (other than for borrowed money) and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business, including obligations in respect of letters of credit or similar instruments that have been posted to support the same;
(g)
easements, rights of way, restrictions, encumbrances, restrictive covenants, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes building codes, encroachments, protrusions, zoning restrictions and other similar charges or encumbrances and minor title defects or other irregularities in title and survey exceptions affecting real property incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the normal course of the business of the Company and the Subsidiaries, taken as a whole;
(h)
Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)
Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (other than accessions and additions thereto and replacements and proceeds thereof) and (ii) the Indebtedness secured thereby does not exceed 100% of the purchase price of the property being acquired; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(j)
Liens arising as a matter of law or created in the ordinary course of business in the nature of (i) normal and customary rights of setoff and bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any of its Subsidiaries with any Lender, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, with respect to cash management and operating account arrangements, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments, (ii) Liens securing reasonable and customary fees for services in favor of banks, securities intermediaries or other depository institutions and (iii) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;
(k)
(i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, (B) secure any Indebtedness, or (C) with respect to any property that is subject to such lease, license, sublease or sublicense and material to the business of the Company and its Subsidiaries, taken as a whole, materially impair the value of such property; and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any Subsidiary;
(l)
Liens securing Indebtedness represented by financed insurance premiums in the ordinary course of business or otherwise consistent with past practice, provided that such Liens do not extend to any property or assets other than the corresponding insurance policies being financed;
(m)
Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Company or any of its Subsidiaries;
(n)
Liens on property of a Subsidiary that is not a Loan Party which secure Indebtedness or other obligations of such Subsidiary or another Subsidiary that is not a Loan Party, in each case to the extent such Indebtedness is permitted under Section 7.03;
(o)
Liens on Receivables and Related Assets sold in a Permitted Factoring Program;
(p)
any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(q)
Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;
(r)
~~other Liens; provided that at the time of incurrence of the obligations secured thereby (after giving pro forma effect to  any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (s) shall not exceed the greater of $130,000,000 and 50.0% of Consolidated TTM EBITDA;~~[Intentionally Omitted];
(s)
Liens granted by a (i) Subsidiary that is not a Loan Party in favor of any Loan Party, (ii) Subsidiary that is not a Loan Party in favor of Subsidiary that is not a Loan Party, and (iii) Loan Party in favor of any other Loan Party;
(t)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Company or any of its Subsidiaries in the ordinary course of business; and

(u)
Liens on cash or Cash Equivalents securing Swap Contracts in the ordinary course of business.
7.02
Investments. Make any Investments, except:
(a)
Eligible Investments held by the Company or any Subsidiary;
(b)
advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(c)
Investments of the Company or any Subsidiary in the Company or any other Subsidiary;
(d)
(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; (ii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (iii) and Investments received in compromise or resolution of litigation, arbitration or other disputes;
(e)
guarantees permitted by Section 7.03;
(f)
Investments in Swap Contracts permitted under Section 7.03(d);
(g)
Investments consisting of prepayments to suppliers in the ordinary course of business;
(h)
advances of payroll payments to employees and other service providers in the ordinary course of business
(i)
Investments and other acquisitions to the extent that payment for such Investments is made with common Equity Interests of the Company; provided that any amounts used for such an Investment or other acquisition that are not common Equity Interests of the Company (or any direct or indirect parent thereof) shall otherwise be permitted pursuant to this Section 7.02;
(j)
Investments of a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section 7.02 and Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(k)
Investments by a captive insurance subsidiary in accordance with any investment policy or any insurance statutes or regulations applicable to it;
(l)
Investments constituting Acceptable Acquisitions; provided that with respect to each purchase or other acquisition made pursuant to this Section 7.02(l):
(i)
any such newly-acquired or created Subsidiary shall, to the extent applicable, comply with the requirements of Section 6.12 within the time periods required thereby;

(ii)
with respect to any Person that is the subject of such acquisition, such acquisition has been (A) approved by the board of directors or other appropriate governing body of such Person or (B) recommended for approval by such board of directors or governing body to the shareholders, members, partners, or other owners of such Person, as required under applicable Law or by the Organization Documents of such Person and subsequently approved by the shareholders, members, partners, or other owners of such Person if such approval is required under applicable Law or by the Organization Documents of such Person;
(iii)
immediately before and immediately after giving pro forma effect to any such purchase or acquisition, no Event of Default shall have occurred and be continuing; and
(iv)
with respect to any purchase or acquisition made by the Company that is structured as a merger or amalgamation, the Company shall be the surviving entity;
(m)
Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Company, are necessary or advisable to effect any Qualified Securitization Facility (including distributions or payments of Securitization Fees) or any repurchase obligation in connection therewith (including the contribution or lending of cash equivalents to Subsidiaries to finance the purchase of such assets from the Company or any Subsidiary or to otherwise fund required reserves);
(n)
other Investments, including in joint ventures or similar Persons that do not constitute wholly-owned Subsidiaries, in an aggregate outstanding amount (together with all other Investments made pursuant to this clause (n)) not to exceed 10% of the Company’s Consolidated Assets at such time, determined as of the end of the most recently completed fiscal quarter of the Company);
(o)
the Company and its Subsidiaries may consummate any Corporate Restructuring; and
(p)
Investments existing on the date hereof and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 7.02 or as otherwise permitted by this Section 7.02.

Notwithstanding the foregoing or anything to the contrary in the Loan Documents, the Company will not, and will not permit any Subsidiary to, contribute (or otherwise transfer) any Material Intellectual Property owned by a Loan Party to a Subsidiary that is not a Loan Party; provided that the Company may transfer Intellectual Property relevant to a particular international business to any applicable Subsidiary in connection with bona fide tax planning.

7.03
Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)
Indebtedness in respect of the Obligations, including arising under the Loan Documents;
(b)
Indebtedness outstanding on the ~~Closing~~Fourth Amendment Effective Date; provided that in the case of Indebtedness in excess of $5,000,000 (individually) shall be set forth on Schedule 7.01; provided, further, that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
(c)
guarantees of the Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Company or any other Subsidiary;

(d)
obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(e)
(A) Indebtedness (including Capital Leases Obligations) of the Company or any of the Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets and (B) any refinancing of the foregoing the aggregate principal amount of Indebtedness that is outstanding in reliance on this subclause (e) shall not exceed 10% of the Company’s Consolidated Net Worth, determined as of the end of the most recently completed fiscal quarter of the Company;
(f)
obligations of the Company or any Subsidiary for Taxes that are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(g)
Indebtedness in respect of Investments permitted by Section 7.02(c) and Indebtedness in the form of deferred purchase price, earn out or similar obligations to sellers in respect of Acceptable Acquisitions permitted under Section 7.02(l);
(h)
Indebtedness arising from the endorsement of instruments for collection or deposit in the ordinary course of business;

~~(i) Subordinated Indebtedness incurred in connection with any Acceptable Acquisition; provided that immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Event of Default shall have occurred and be continuing;~~

(i)
[Intentionally Omitted];
(j)
other Indebtedness, the aggregate outstanding principal amount of which incurred under this clause (j) shall, at the time of (and after giving effect to) any incurrence thereof, not exceed (i) at any time prior to the Fourth Amendment Effective Date, the greater of $130,000,000 and 50.0% of Consolidated TTM EBITDA and (ii) at any time from and after the Fourth Amendment Effective Date, $10,000,000;
(k)
Indebtedness arising under Qualified Securitization Facility;
(l)
~~unsecured Indebtedness; provided that both immediately before and immediately after giving effect to the incurrence of such Indebtedness, (i) the Company is in compliance with the financial covenants set forth in Section 7.11 on a pro forma basis calculated as of the most recent measurement period for which financial statements have been provided pursuant to Section 6.01 and (ii) no Event of Default shall have occurred and be continuing;~~[Intentionally Omitted];
(m)
(A) (1) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Company or a Subsidiary) after the effective date as a result of an Acceptable Acquisition or other Investment (and any guarantee of such Indebtedness by a Subsidiary of such Person), (2) Indebtedness of any Person that is assumed by the Company or any Subsidiary in connection with an acquisition of assets by the Company or such Subsidiary in an Acceptable Acquisition or other Investment and (3) any guarantee of Indebtedness described in the foregoing clauses (1) and (2) by any Person that so becomes a Subsidiary, that is the survivor of a merger or consolidation with such Person or that is a Subsidiary of such Person; provided that such Indebtedness (or guarantee thereof) is not incurred in contemplation of such Acceptable Acquisition or other Investment, in each case subject to pro forma compliance with the covenants in Section 7.10 and (B) any refinancings, refundings, renewals or extensions of Indebtedness incurred pursuant to the foregoing subclause (A);
(n)
Indebtedness representing deferred compensation to employees and other service providers of the Company and the Subsidiaries incurred in the ordinary course of business;
(o)
Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with or any Acceptable Acquisition or other Investment permitted hereunder;
(p)
Cash Management Agreements and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, (including Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Subsidiaries);
(q)
Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;
(r)
obligations in respect of performance, bid, appeal and surety bonds and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by the Company or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice; and
(s)
Indebtedness supported by a letter of credit issued pursuant to this Agreement or any other letter of credit, bank guarantee or similar instrument permitted by this Section 7.03, in a principal amount not to exceed the face amount of such letter of credit, bank guarantee or such other instrument.
7.04
Fundamental Changes. Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)
any Subsidiary may merge or amalgamate with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries;
(b)
any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary;
(c)
any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect;
(d)
in connection with Acceptable Acquisition permitted under Section 7.02(l), any Subsidiary of the Company may merge into or consolidate or amalgamate with any other Person or permit any other

Person to merge into or consolidate or amalgamate with it, so long as the surviving Person is a Subsidiary; and
(e)
the Company may merge with and into a Domestic Subsidiary in order to effect a change of the state of incorporation of the Company;

provided that, with respect to each of the above involving any Loan Party, (x) the Company shall notify the Administrative Agent as may be required by Section 6.16 and (y) the surviving Person shall, if applicable and not an Excluded Subsidiary, assume the obligations of the merged Person pursuant to any of the Loan Documents and shall execute such documents and agreements as may be reasonably required by the Administrative Agent in connection therewith.

7.05
Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)
Dispositions of inventory and Investments in the ordinary course of business;
(b)
Dispositions (i) of obsolete or worn out property or any other property, whether now owned or hereafter acquired, that is no longer used or useful in the conduct of the businesses of the Company and its Subsidiaries, (ii) in the ordinary course of business consisting of the abandonment, expiration, cancellation, non-renewal or discontinuance of intellectual property rights which, in the reasonable good faith determination of the Company, is not materially disadvantageous to the business of the Company, and (iii) in the form of the surrender or waiver of contractual rights and the settlement or waiver of contractual or litigation claims in the ordinary course of business;
(c)
Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)
Dispositions of property by any Subsidiary to the Company or to a Subsidiary;
(e)
Dispositions permitted by Section 7.02, Section 7.04 or Section 7.06 or in connection with transactions permitted under Section 7.03(e);
(f)
other Dispositions not otherwise permitted under this Section 7.05; provided that, for any such Disposition ~~in excess of $5,000,000~~ (i) at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents ~~(provided, however, that for the purposes of this clause (f), the following shall be deemed to be cash: non-cash consideration received by the Company and its Subsidiaries for all Dispositions under this clause (f) having an aggregate Fair Market Value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed 3% of the Company’s Consolidated Assets determined as of the end of the most recently completed fiscal quarter of the Company)~~ paid contemporaneously with consummation of the transaction and shall be in an amount not less than the Fair Market Value of the property disposed of, (ii) such transaction does not involve the sale or other disposition of a minority Equity Interests in any Subsidiary Guarantor, and (iii) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 7.05;
(g)
sales of Receivables and Related Assets in connection with Permitted Factoring Program;

(h)
sales of Securitization Assets in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with industry practice or in bankruptcy or similar proceeding;
(i)
Dispositions by a captive insurance subsidiary of Investments; and
(j)
leases, subleases, service agreements, covenants not to sue, licenses or sublicenses (including agreements involving the provision of software under an open source license, in copy or as a service, and related data and services), in each case that do not materially interfere with the business of the Company and the Subsidiaries, taken as a whole.

Notwithstanding the foregoing or anything else herein to the contrary, the Company will not, and will not permit any Subsidiary to, permit any transfer of Material Intellectual Property owned by a Loan Party to a Subsidiary that is not a Loan Party; provided that the Company may transfer Intellectual Property relevant to a particular international business to any applicable Subsidiary in connection with bona fide tax planning.

7.06
Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)
each Subsidiary may make Restricted Payments to the Company, any other Subsidiary and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)
the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)
the Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
(d)
the Company may declare or pay cash dividends or other similar payments to its stockholders, or repurchase its Equity Interests, or make other Restricted Payments but only so long as, both before and after giving effect to the aggregate amount of such dividends and similar payments and repurchases and Restricted Payments paid or made, the Consolidated Secured Leverage Ratio would be less than ~~4.00~~3.00:1.00;
(e)
the Company or any Subsidiary may make distributions or payments of Securitization Fees;
(f)
the Company or any Subsidiary may make payments made or expected to be made by the Company or any Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager, consultant or other service provider and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;
(g)
the Company or any Subsidiary may make payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, equity option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;
(h)
the Company and its Subsidiaries may consummate any Corporate Restructuring.

7.07
Change in Nature of Business. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the Closing Date (or reasonable extensions thereof).
7.08
Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) sales of Securitization Assets in connection with any Qualified Securitization Facility and any other transaction effected in connection with a Qualified Securitization Facility or a financing related thereto; and (b) transactions not otherwise prohibited under any Loan Document (i) between or among the Company and any Subsidiary; and (ii) and in existence on the Closing Date and listed on Schedule 7.08.
7.09
Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Subsidiary Guarantor or to otherwise transfer property to the Company or any Subsidiary Guarantor, (ii) of any Subsidiary to guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) (solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided the restrictions in this Section 7.09 shall not apply to:
(a)
customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;
(b)
customary provisions in leases, service agreements, licenses, sublicenses, covenants not to sue and other contracts restricting the assignment thereof;
(c)
restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;
(d)
any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Company or any Subsidiary;
(e)
customary restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 that is incurred or assumed by Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or are market terms at the time of issuance and are imposed solely on such Subsidiary and its Subsidiaries; and
(f)
customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture.

7.10
Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11
Financial Covenants.
(a)
Consolidated Interest Coverage Ratio. Permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense to be less than, as of the end of any fiscal quarter of the Company ending on or after (x) the Closing Date and prior to the Second Amendment Effective Date, 2.75:1.00 ~~and~~, (y) the Second Amendment Effective Date and prior to the Fourth Amendment Effective Date, 2.50:1.00 and (z) the Fourth Amendment Effective Date, 2.00:1.00.
(b)
Consolidated Secured Leverage Ratio. From and after the ~~Third~~Fourth Amendment Effective Date, permit the Consolidated Secured Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than the ratio set forth below opposite such period:

Fiscal Quarter	Maximum Consolidated Secured Leverage Ratio
Ending June 30, 2025 ~~through (and including) Fiscal Quarter Ending March 31, 2026~~	~~4.75~~5.00:1.00
~~Ending June 30, 2026~~	~~4.50:1.00~~
Ending September 30, ~~2026~~2025 and thereafter	~~4.25~~5.50:1.00

(c)
Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company ending on or after the Closing Date to be greater than 6.00: 1.00.
(d)
Consolidated EBITDA. Permit the Consolidated EBITDA to be less than (i) $17,000,000 for the fiscal quarter of the Company ending on September 30, 2025 and (ii) $52,000,000 for the cumulative two fiscal quarters ending on December 31, 2025.
7.12
Accounting Policies and Procedures. Permit any change in fiscal year without the prior written consent of the Administrative Agent.
7.13
~~Subordinated Indebtedness~~[Intentionally Omitted] .

~~(a) Designate any Indebtedness (other than (i) the Obligations or (ii) any Indebtedness of the type permitted under Section 7.03(j) (so long as the Obligations are afforded a similar or more senior designation) of the Company or any of its Subsidiaries as “Designated Senior Debt” (or any similar term) under, and as defined in, any Subordinated Debt Documents.~~

~~(b) Directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment, in each case, in violation of any~~

~~subordination terms of, any Subordinated Indebtedness that has an outstanding principal amount in excess of the Threshold Amount.~~

~~(c) Amend, supplement or otherwise modify any of the subordination terms of any Subordinated Indebtedness having a principal amount in excess of the Threshold Amount or the tenor thereof in any way which would materially adversely affect the interests of the Lenders.~~

7.14
Seller Indebtedness. Fail to pay in Equity Interests of the Company any seller Indebtedness of the Company, to the extent excluded from “Consolidated Total Funded Debt” in accordance with the proviso to the definition thereof.
7.15
Sanctions and Anti-Corruption Laws.
(a)
Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or such proceeds to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated hereby, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender or otherwise) of Sanctions.
(b)
Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), the Corruption (Jersey) Law 2006 or other similar laws in other applicable jurisdictions.
ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES
8.01
Events of Default. Any of the following shall constitute an Event of Default:
(a)
Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due or other amount payable hereunder or under any other Loan Document; or
(b)
Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(d), Section 6.02(c), Section 6.03(a) or Article VII, or any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained the foregoing listed Sections and Article as it may be applicable to such Subsidiary Guarantor pursuant to Section 4.1 of the Subsidiary Guaranty; or
(c)
Other Defaults. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.01 (other than clause (d) thereof), 6.02~~,~~ (other than clause (c) thereof), 6.03 (other than clause (a) thereof), 6.10, 6.11, 6.12 and such failure continues for 15 days after the date upon which the Administrative Agent has given the Company written notice of such failure or (ii) any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above or the foregoing clause (i)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the date upon which the Administrative Agent has given the Company written notice of such failure; or

(d)
Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)
Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)
Insolvency Proceedings, Etc. The Company or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, monitor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, monitor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)
Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Significant Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)
Judgments. There is entered against the Company or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)
ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect; or
(j)
Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any material provision of any Loan Document, or denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind a material provision of a Loan Document; or
(k)
Collateral Documents. Any Collateral Document (other than the Collateral Documents listed on Schedule 1.01) after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on any material portion of the Collateral purported to be covered thereby, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) to the extent any loss of perfection or priority results solely from (A) the Administrative Agent no longer having possession of certificates actually delivered to it representing Equity Interests pledged under any Collateral Document or (B) a UCC filing having lapsed because a UCC continuation statement was not filed in a timely manner; or

~~(l) Subordinated Indebtedness. (i) The subordination provisions of any Subordinated Debt Documents (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) any Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions, in each case in respect of Subordinated Indebtedness in excess of the Threshold Amount; or~~

(l)
[Intentionally Omitted]; or
(m)
Change of Control. There occurs any Change of Control.
8.02
Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)
declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)
require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)
exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided that, upon the occurrence of an actual or deemed entry of an order for relief in accordance with Section 8.01(f) with respect to any Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03
Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations, subject to the provisions of Sections 2.16 and 2.17, shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer, but only to the extent incurred after the Closing Date) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under any Secured Ancillary Agreements, ratably among the Lenders, the L/C Issuer and the Secured Ancillary Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, to the extent not otherwise Cash Collateralized by the Company pursuant to Section 2.03 and 2.16; and

Last, the balance, if any, after all of the Obligations (other than contingent indemnification obligations) have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Ancillary Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Ancillary Lender, as the case may be. Each Secured Ancillary Lender not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

8.04
Collateral Allocation Mechanism. On the CAM Exchange Date, (a) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Loan in which it shall participate as of such date, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Loans and (b) simultaneously with the deemed exchange of interests pursuant to clause (a) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar amount, determined using the Spot Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 10.06 and each Borrower hereby consents and agrees to the CAM Exchange. Each of the Borrowers and the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver, or of any Lender to accept, any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment).
ARTICLE IX.

ADMINISTRATIVE AGENT
9.01
Appointment and Authority.
(a)
Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions other than Section 9.06. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Loan Document governed by the laws of such jurisdiction on such Lender’s behalf; provided that such Loan Document shall not increase such Lender’s obligations to, or reduce such Lender’s rights against, the Loan Parties or any other Person party to any Loan Document.
(b)
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential and/or current Secured Ancillary Lender) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
(c)
The parties hereby acknowledge, understand and agree that BofA Securities, Inc. may, without notice to the Company or any other party hereto, assign any and all rights and obligations of BofA Securities, Inc. under this Agreement and any other Loan Document to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof.
9.02
Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03
Exculpatory Provisions.
(a)
The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable, and its Related Parties:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

(b)
Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or the L/C Issuer.
(c)
Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04
Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05
Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence, willful misconduct or bad faith in the selection of such sub-agents.
9.06
Resignation of Administrative Agent.
(a)
The Administrative Agent may at any time give notice of its resignation to the Company and Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and the Company and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above (provided that in no event shall any such successor Administrative Agent be a Defaulting Lender). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)
If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders or the Company may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the consent of the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders and accepted by the Company) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)
Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Appropriate Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If either Bank of America resigns as U.S. Swing Line Lender or Bank of America resigns as Global Swing Line Lender, Bank of America or Bank of America, as applicable, shall retain all the rights of the applicable Swing Line Lender provided for hereunder with respect to the Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Appropriate Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
9.07
Non-Reliance on Administrative Agent, the Arranger, the Sustainability Coordinator and Other Lenders. Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent, the Sustainability Coordinator nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent, the Sustainability Coordinator or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Sustainability Coordinator or the Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent, the Sustainability Coordinator and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Sustainability Coordinator, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their

Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Sustainability Coordinator, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08
No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
9.09
Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10
Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09 or Section 10.08, each of the Lenders (including in its capacities as a potential Secured Ancillary Lender) and the L/C Issuer and the Administrative Agent, hereby agree that,
(a)
any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) Ancillary Obligations as to which arrangements satisfactory to the applicable Secured Ancillary Lender shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) upon the sale, disposition or transfer of such property of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01 and Section 10.25, as applicable;
(b)
any Subsidiary Guarantor shall be automatically released from its obligations under the Subsidiary Guaranty if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) at the request of the Company, if such Subsidiary later qualifies as an Excluded Subsidiary (through transactions not otherwise prohibited hereunder); and
(c)
the Administrative Agent will, and the Lenders irrevocably authorize the Administrative Agent to subordinate or release any Lien on any property granted to or held by the Administrative Agent for the benefit of the Secured Parties under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(e).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11
Secured Ancillary Agreements. No Secured Ancillary Lender that obtains the benefits of Section 8.03, any Collateral Document or the Subsidiary Guaranty by virtue of the provisions hereof or of any Collateral Document or the Subsidiary Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Ancillary Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Ancillary Lender, as the case may be.

The parties hereto hereby acknowledge and agree that, on the date on which all Obligations (including any then due and owing indemnity obligations hereunder but excluding any Ancillary Obligations) shall be indefeasibly paid in full in cash other than (A) contingent indemnification obligations and (B) Ancillary Obligations as to which arrangements satisfactory to the applicable Secured Ancillary Lender shall have been made), and the Aggregate Commitments hereunder shall have been terminated (all of which shall occur in accordance with the terms of the Loan Documents and whether or not any Ancillary Obligations remain outstanding), any benefits obtained by any Secured Ancillary Lender pursuant to any Loan Document shall terminate, regardless of whether any Ancillary Obligations remain outstanding.

9.12
Lender Representations Regarding ERISA.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement;
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Loan Documents;
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and the Loan Documents, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Loan Documents; or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that neither the Administrative Agent, either Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13
Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by Company at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X.

MISCELLANEOUS
10.01
Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent or ratification of the Required Lenders or such other number or percentage of Lenders as may be specified herein) and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (x) if the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of an immaterial nature, in each case in any provision of any Loan Document, then the Administrative Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof, and (y) no such amendment, waiver or consent shall:
(a)
waive any condition set forth in clause (a) or (b) of Section 4.01 without the written consent of each Lender;
(b)
extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)
postpone any date fixed by this Agreement or any other Loan Document for any payment or prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of any Facility hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)
reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate.
(e)
(i) change Section 8.03, (ii) change Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or (iii) subordinate, or have the effect of subordinating, the Obligations hereunder to any Indebtedness or other obligation, in any case, without the written consent of each Lender;

(f)
amend Section 1.06 or the definition of “Alternative Currency”, “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” without the written consent of each Lender;
(g)
change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
(h)
release the Company from the Company Guaranty or all or substantially all of the value of the Subsidiary Guaranty, in either case, without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or
(i)
release the Company (from its obligations as a Borrower) or any Designated Borrower, except in connection with the termination of a Designated Borrower’s status as such under Section 2.14, or otherwise in connection with a transaction otherwise permitted under this Agreement;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the L/C Issuer, the Company and the Lenders affected thereby to amend the definition of “Alternative Currency” or “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” or Section 1.06 solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.06.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Company may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant hereto).

10.02
Notices; Effectiveness; Electronic Communication.
(a)
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to a Borrower, the Administrative Agent, the L/C Issuer, the U.S. Swing Line Lender or the Global Swing Line Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)
if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

(b)
Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient,.

(c)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Agent Party; provided that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)
Change of Address, Etc. Each of the Company, the other Loan Parties, the Administrative Agent, the L/C Issuer and each Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer, the U.S. Swing Line Lender and the Global Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(e)
Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03
No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04
Expenses; Indemnity; Damage Waiver.
(a)
Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of single counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (which in the case of legal fees and expenses shall be limited to those of a single counsel to the Administrative Agent, the Lenders and the L/C Issuer, taken as a whole, in each relevant jurisdiction and, in the case of a bona fide conflict of interest, one additional legal counsel per class of similarly situated affected parties in each relevant jurisdiction), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)
Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (which in the case of legal fees and expenses shall be limited to the fees, charges and disbursements of a single counsel for the Indemnitees, taken as a whole, in each relevant jurisdiction and, in the case of a bona fide conflict of interest, one additional counsel per class of similarly situated affected parties), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee or its Related Party or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)
Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by the Company to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the U.S. Swing Line Lender, the Global Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, such Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or such Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), L/C Issuer or such Swing Line Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).
(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, willful misconduct or bad faith of such Indemnitee or any of its Related Parties as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)
Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)
Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer, the U.S. Swing Line Lender and the Global Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05
Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential or transfer at undervalue, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver, interim receiver, monitor, liquidator or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06
Successors and Assigns.
(a)
Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts.
(A)
in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it

(in each case with respect to any Facility) (y) an assignment to a Lender, an Affiliate or branch of a Lender or an Approved Fund or (z) an assignment to an acquisition vehicle pursuant to Section 9.09, no minimum amount need be assigned; and
(B)
in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to any Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:
(A)
the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) ~~a Specified~~an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)
the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)
the consent of (1) the U.S. Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the U.S. Revolving Credit Facility and (2) the Global Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Global Revolving Credit Facility.

(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with, except in the case of an assignment pursuant to Section 9.09, a processing and recordation fee in the amount of $3,500 (which fee shall in no event be payable by the Company); provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)
No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c)
Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s

Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)
Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation. Each Lender that sells a participating interest in any Loan, Commitment, participations in L/C Obligations and/or Swing Line Loans, or other interest to a Participant shall, as agent of the Company solely for the purpose of this Section 10.06, record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participating interests.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (y) of the first proviso to Section 10.01 that affects such Participant. Subject to clause (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under clause (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)
Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.01(e) as though it were a Lender.
(f)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to clause (b) above, (i) Bank of America may, upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, each of Bank of America, as the U.S. Swing Line Lender, and Bank of America, as the Global Swing Line Lender, may resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
(h)
Novation. For the purposes of Article 1271 et seq. of the Belgian Civil Code, the parties to this Agreement agree that upon any novation under the Loan Documents, the Liens, guarantees, indemnities, and other undertakings created under and pursuant to the Loan Documents shall continue for the benefit of the Lenders, their successors, transferees and assignees, as the case may be.

10.07
Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Company or violating the terms of this Section 10.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

For purposes of this Section, “Information” means all information received from or on behalf of the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by or on behalf of the Company or any Subsidiary, provided that, in the case of information received from or on behalf of the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

For the avoidance of doubt, nothing herein prohibits any Person from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority (including any Governmental Authority) without any notification to any Person.

10.08
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates and branches is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate or branch to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower then due and owing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or branch their respective Affiliates or branches, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10
Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.11
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any

Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13
Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender’s obligations to make, continue or convert to Term SOFR Loans has been suspended pursuant to Section 3.02, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)
the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(c)
in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)
such assignment does not conflict with applicable Laws;
(e)
in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

10.14
Governing Law; Jurisdiction; Etc.

(a)
GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)
SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION, LITIGATION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)
WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15
Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT

NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between each Borrower and its respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Borrower or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to any Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each Borrower and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor any Lenders has any obligation to disclose any of such interests to any Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17
Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swing Line Lender is

under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, L/C Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.18
USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19
U.K. KNOW YOUR CUSTOMER CHECKS. If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Closing Date; (ii) any change in the status of a U.K. Borrower after the Closing Date; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each U.K. Borrower shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents; and

Each Lender shall promptly, upon the request of the Administrative Agent, supply or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

10.20
Canadian Anti-Money Laundering Legislation. (a) Each Loan Party acknowledges that, pursuant to Canadian Anti-Money Laundering Legislation and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.
(b)
If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation, then the Administrative Agent:
(i)
shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and
(ii)
shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

10.21
Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any

Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).
10.22
Waiver of Sovereign Immunity. To the extent that any Loan Party may be or become entitled to claim for itself or its property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Loan Party hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to the Obligations.
10.23
Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.24
Effect of Amendment and Restatement of the Existing Credit Agreement.
(a)
Effective as of the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety. The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect immediately prior to the Closing Date and which remain outstanding and (ii) the “Obligations” (as amended and restated hereby and which are hereinafter subject to the terms herein) are in all respects continuing.

(b)
Each of the parties hereto severally and for itself agrees that on the Closing Date, each Existing Lender hereby irrevocably sells, transfer, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to each Lender, and each such Lender hereby irrevocably purchases from such Existing Lender, a portion of the rights and obligations of such Existing Lender under the Existing Credit Agreement and each other Loan Document in respect of its existing Loans and Commitments under (and as defined in) the Existing Credit Agreement such that, after giving effect to the foregoing assignment and delegation and any increase in the aggregate Commitments effected pursuant hereto, each Lender’s Applicable Percentage of the Commitments and pro rata portion of the Loans for the purposes of this Agreement and each other Loan Document will be as set forth opposite such Person’s name on Schedule 2.01.
(c)
Each Existing Lender hereby represents and warrants to each Lender that, immediately before giving effect to the provisions of this Section, (i) such Existing Lender is the legal and beneficial owner of the portion of its rights and obligations in respect of its Existing Loans being assigned to each Lender as set forth above; and (ii) such rights and obligations being assigned and sold by such Existing Lender are free and clear of any adverse claim or encumbrance created by such Existing Lender.
(d)
Each of the Lenders hereby acknowledges and agrees that (i) other than the representations and warranties contained above, no Lender nor the Administrative Agent has made any representations or warranties or assumed any responsibility with respect to (A) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement, the Existing Credit Agreement or any other Loan Document or (B) the financial condition of any Loan Party or the performance by any Loan Party of the Obligations; (ii) it has received such information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; and (iii) it has made and continues to make its own credit decisions in taking or not taking action under this Agreement, independently and without reliance upon the Administrative Agent or any other Lender.
(e)
The Borrowers (including the Company), each of the Lenders and the Administrative Agent also agree that each of the Lenders shall, as of the Closing Date, have all of the rights and interests as a Lender in respect of the Loans purchased and assumed by it, to the extent of the rights and obligations so purchased and assumed by it.
(f)
Each Lender which is purchasing any portion of the Existing Loans shall deliver to the Administrative Agent immediately available funds in the full amount of the purchase made by it and the Administrative Agent shall, to the extent of the funds so received, disburse such funds to the Existing Lenders that are making sales and assignments in the amount of the portions so sold and assigned.
(g)
Each Lender acknowledges and agrees that, in connection with the reallocation of any Existing Loans as contemplated in this Section, neither the Company nor any Borrower shall be liable for any costs and fees contemplated in Section 3.05.
10.25
Release of Collateral. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective if such amendment, waiver or consent shall release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender.
10.26
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section, the following terms have the following meanings:

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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